PURCHASE AGREEMENT

                                      among

                           Outsourcing Solutions Inc.

                                       and

                           the Purchasers named herein

                          Dated as of December 10, 1999

                                  Relating to:

                       $100,000,000 in Units Consisting of
                                25,000 Shares of
           Class A 14% Senior Mandatorily Redeemable Preferred Stock,
                                75,000 Shares of
            Class B 14% Senior Mandatorily Redeemable Preferred Stock

                                       and

            596,913.07 Shares of Voting Common Stock, $.01 Par Value

                                TABLE OF CONTENTS

                                                                            Page

RECITALS ......................................................................1

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

1.01.    Definitions...........................................................2
1.02.    Computation of Time Periods..........................................13
1.03.    Accounting Terms.....................................................13

                                    SECTION 2

                 AUTHORIZATION, ISSUANCE AND SALE OF SECURITIES

2.01.    Authorization of Issue...............................................13
2.02.    Sale.................................................................13
2.03.    Closing..............................................................14
2.04.    Allocation of Purchase Price.........................................14

                                    SECTION 3

                              CONDITIONS TO CLOSING

3A.      Conditions to Obligation of Each Purchaser to Close..................14
3.01A.   Representations and Warranties.......................................14
3.02A.   Performance; No Default Under Other Agreements.......................15
3.03A.   Compliance Certificates..............................................15
         (a)   Officer's Certificate..........................................15
         (b)   Secretary's Certificate........................................15
3.04A.   Opinions of Counsel..................................................15
3.05A.   Recapitalization.....................................................16
3.06A.   No Adverse Events....................................................16
3.07A.   Financial Information................................................16
3.08A.   Proceedings and Documents............................................16
3.09A.   Purchase Permitted by Applicable Law, etc............................17
3.10A.   Transaction Documents in Force and Effect; Information;
            Certificate of  Designation.......................................17
         (a)   Transaction Documents..........................................17
         (b)   Accuracy of Information........................................17
         (c)   Filing of Amended and Restated Certificate of
                Incorporation and Certificate of Designation..................17
3.11A.   No Violation; No Legal Constraints; Consents, Authorizations
           and Filings, etc...................................................18
3.12A.   Credit Agreement.....................................................18
3.13A.   Fees and Expenses of the Recapitalization............................18
3.14A.   Solvency Certificate.................................................18
3.15A.   Litigation...........................................................19
3.16A.   Disbursement Instructions............................................19
3.17A.  Junior Preferred Stock................................................19
3B.      Conditions to Obligation of the Company to Close.....................19
3.01B.   Representations and Warranties.......................................19
3.02B.   Compliance with Covenants............................................19
3.03B.   Litigation...........................................................19
3.04B.   Documentation........................................................19

                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

4.01.    Due Incorporation; Power and Authority...............................20
4.02.    Capitalization.......................................................20
4.03.    Subsidiaries.........................................................21
4.04.    Due Authorization, Execution and Delivery............................21
         (a)   Agreement......................................................21
         (b)   Senior Preferred Stock; Certificate of Designation.............21
         (c)   Common Stock Registration Rights Agreement; Preferred
               StockRegistration Rights Agreement.............................22
         (d)   Common Stock...................................................22
         (e)   Stockholders Agreement.........................................22
         (f)   Other Transaction Documents....................................22
4.05.    Noncontravention; Authorizations and Approvals.......................23
4.06.    Company Financial Statements.........................................23
4.07.    Absence of Undisclosed Liabilities or Events.........................24
4.08.    No Actions or Proceedings............................................25
4.09.    Title to Properties..................................................25
4.10.    Intellectual Property Rights.........................................25
4.11.    Taxes................................................................25
4.12.    Employee Benefit Plans...............................................27
4.13.    Private Offering; No Integration or General Solicitation.............29
4.14.    Eligibility for Resale Under Rule 144A...............................30
4.15.    [INTENTIONALLY OMITTED]..............................................30
4.16.    Insurance............................................................30
4.17.    Environmental Laws and Regulations...................................30
4.18.    Solvency.............................................................31
4.19.    Affiliate Transactions...............................................31
4.20.    Material Contracts...................................................31
4.21.    Brokerage Fees.......................................................31
4.22.    Employment Relations and Agreements..................................31
4.23.    [INTENTIONALLY OMITTED]..............................................32
4.24.    Compliance with Laws; Licenses.......................................32

                                    SECTION 5

                        REPRESENTATIONS OF THE PURCHASERS

5.01.    Purchase for Investment..............................................32
5.02.    Organization of the Purchasers.......................................33
5.03.    Authorization of Transaction.........................................33
5.04.    Noncontravention.....................................................33
5.05.    Brokers' Fees........................................................34

                                    SECTION 6

                  PROVISIONS RELATING TO RESALES OF SECURITIES

6.01.    Private Offerings....................................................34
         (a)   Offers and Sales of Senior Preferred Stock Only to
                 Institutional Accredited Investors or Qualified
                 Institutional Buyers.........................................34
         (b)   No General Solicitation........................................34
         (c)   Purchases by Non-Bank Fiduciaries..............................35
         (d)   Restrictions on Transfer; Legend...............................35
         (e)   No Future Liability............................................35
         (f)   Securities Act Restrictions....................................35
6.02.    Resale Offering Assistance...........................................36
6.03.    Blue Sky Compliance..................................................38
6.04.    Common Stock Registration Rights Agreement; Preferred Stock
           Registration Rights Agreement......................................39
6.05.    No Integration.......................................................39
6.06.    DTC Agreement and PORTAL.............................................39
6.07.    [Intentionally Omitted]..............................................39
6.08.    Form of Legend for the Securities....................................39

                                    SECTION 7

                           THE SENIOR PREFERRED STOCK

7.01.    Execution............................................................41
7.02.    Terms of the Senior Preferred Stock..................................41
7.03.    Payments and Computations............................................41
7.04.    Registration; Registration of Transfer and Exchange..................41
         (a)   Security Register..............................................41
         (b)   Registration of Transfer.......................................41
         (c)   Exchange.......................................................42
         (d)   Effect of Registration of Transfer or Exchange.................42
         (e)   Requirements; Charges..........................................42
         (f)   Certain Limitations............................................42
7.05.    Mutilated, Destroyed, Lost and Stolen Shares.........................42
7.06.    Persons Deemed Owners................................................43
7.07.    Cancellation.........................................................43
7.08.    Home Office Payment..................................................44
7.09.    Separability.........................................................44
7.10.    Board Observation....................................................44
7.11.    Reports, Books, Records and Access...................................45

                                    SECTION 8

                                   REDEMPTION

8.01.    Right of Redemption..................................................46
8.02.    Partial Redemptions..................................................46
8.03.    Notice of Redemption.................................................46
8.04.    Deposit of Redemption Price..........................................46
8.05.    Shares Payable on Redemption Date....................................46
8.06.    Shares Redeemed in Part..............................................47

                                    SECTION 9

                          EXPENSES, INDEMNIFICATION AND

                          CONTRIBUTION AND TERMINATION

9.01.    Expenses.............................................................47
9.02.    Indemnification......................................................48
         (a)   Indemnification by the Company.................................48
         (b)   Indemnification by the Purchasers..............................48
         (c)   Notifications and Other Indemnification Procedures.............49
9.03.    Contribution.........................................................50
9.04.    Survival.............................................................51
9.05.    Termination..........................................................51

                                   SECTION 10

                                  MISCELLANEOUS

10.01.   Notices..............................................................52
10.02.   Benefit of Agreement; Assignments and Participations.................52
10.03.   No Waiver; Remedies Cumulative.......................................53
10.04.   Amendments, Waivers and Consents.....................................53
10.05.   Counterparts.........................................................53
10.06.   Reproduction.........................................................54
10.07.   Headings.............................................................54
10.08.   Governing Law; Submission to Jurisdiction; Venue.....................54
10.09.   Severability.........................................................55
10.10.   Entirety.............................................................55
10.11.   Survival of Representations and Warranties...........................56
10.12.   Incorporation........................................................56
10.13.   Press Releases and Public Announcements..............................56
10.14.   Public Disclosures...................................................56

EXHIBITS

Exhibit A      -      Form of Certificate of Designation
Exhibit B      -      Form of Preferred Stock Registration Rights Agreement
Exhibit C      -      Form of Common Stock Registration Rights Agreement
Exhibit D      -      Form of Officer's Certificate
Exhibit E      -      Form of Secretary's Certificate
Exhibit F-1    -      Form of Opinion of Company Counsel
Exhibit F-2    -      Form of Opinion of Cahill Gordon & Reindel
Exhibit G      -      Form of Amended and Restated Certificate of Incorporation
Exhibit H      -      Form of Stockholders Agreement

SCHEDULES

Schedule A     -      Information Relating to Purchasers

                               PURCHASE AGREEMENT

             PURCHASE AGREEMENT, dated as of December 10, 1999, by and among Outsourcing Solutions Inc., a Delaware corporation (together with its successors, the "Company"), and Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P., DB Capital Investors, L.P., First Union Investors, Inc., Abbott Capital 1330 Investors II, L.P., Abbott Capital Private Equity Fund III, L.P., BNY Partners Fund, L.L.C., Heller Financial, Inc. and Magnetite Asset Investors L.L.C. (each a "Purchaser" and, collectively, the "Purchasers").


                                    RECITALS

               WHEREAS,  upon the terms and subject to the  conditions set forth in this Agreement, the Company has agreed to sell to the Purchasers, and each Purchaser, acting severally and not jointly, has agreed to purchase for aggregate gross proceeds of $100.0 million from the Company, 100,000 units (the "Units") in the aggregate consisting of (i) either one share of the Company's Class A 14% Senior Mandatorily Redeemable Preferred Stock (the "Class A Senior Preferred Stock") or one share of the Company's Class B 14% Senior Mandatorily Redeemable Preferred Stock (the "Class B Senior Preferred Stock"), in each case with terms and conditions as set forth in the Certificate of Designation, the form of which is attached hereto as Exhibit A (the "Certificate of Designation"), and (ii) 596,913.07 shares of the Company's Common Stock (as defined), as set forth on Schedule A. The Class A Senior Preferred Stock together with the Class B Senior Preferred Stock are herein referred to as the "Senior Preferred Stock." The Senior Preferred Stock together with the shares of Common Stock issued to the Purchasers are herein referred to as the "Securities."

               WHEREAS, the Company is issuing the Securities as part of its recapitalization (the "Recapitalization") pursuant to a Stock Subscription and Redemption Agreement dated as of October 8, 1999, as amended (the "Recapitalization Agreement"), by and among the Company, Madison Dearborn Capital Partners III, L.P. (the "Equity Investor") and certain of the stockholders, optionholders and warrantholders of the Company party thereto.

               WHEREAS, simultaneously with receipt of the proceeds from the sale of the Securities, the Company will utilize such proceeds, proceeds from borrowings under the Credit Agreement (as defined) and proceeds from the equity contribution from the Equity Investor, certain Purchasers, certain other investors and management of the Company to effect the Recapitalization.

               WHEREAS, the holders of the Senior Preferred Stock from time to time will be entitled to the benefits of a Registration Rights Agreement, dated the date hereof (the "Preferred Stock Registration Rights Agreement"), by and among the Company and the Purchasers in the form of Exhibit B hereto.

               WHEREAS, the holders of Common Stock and Non-Voting Common Stock from time to time will be entitled to the benefits of a Registration Rights
Agreement, dated the date hereof (the "Common Stock Registration Rights Agreement"), by and among the Company, the Equity Investor, the Purchasers, and others in the form of Exhibit C hereto.

               WHEREAS, the holders of Common Stock and Non-Voting Common Stock from time to time will be entitled to the benefits of the Stockholders
Agreement, dated the date hereof (the "Stockholders Agreement"), by and among the Company, the Equity Investor, certain stockholders, optionholders and warrantholders of the Company, the Purchasers, and others in the form of Exhibit H hereto.

               NOW, THEREFORE, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

               1.01. Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires

               "Accredited Investor" means any Person that is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

               "Additional Company Information" is defined in Section 6.02.

               "Affiliate" means with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock; or (iii) any other Person 10% or more of the Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. With respect to each Purchaser, an Affiliate shall also include, without limitation, any Person managed or advised by, or controlling or under common control with, such Purchaser or any of its Affiliates. Notwithstanding anything to the contrary contained herein, (x) no portfolio company of the Equity Investor nor any portfolio company of a fund managed by or affiliated with the Equity Investor shall be deemed an Affiliate of the Company and (y) no Purchaser or any of their respective Affiliates shall be deemed an Affiliate of the Company.

               "Agent" is defined in Section 10.08(c).

               "Agreement" is defined in Section 10.04.

               "Amended and Restated Certificate of Incorporation" means the Fourth Amended and Restated Certificate of Incorporation of the Company in the form of Exhibit G hereto.

               "Applicable Law" means all applicable laws, statutes, treaties, rules, codes (including building codes), ordinances, regulations, certificates, orders and licenses of, and interpretations by, any Governmental Authority and judgments, decrees, injunctions, writs, permits, orders or like governmental action of any Governmental Authority (including any Environmental Law and any laws pertaining to health or safety) applicable to any parties hereto (including their respective property or operations), as appropriate.

               "Assistance Period" is defined in Section 6.02.

               "Audit Date" means December 31, 1998.

               "Benefit Plan" is defined in Section 4.12.

               "Board Observer" is defined in Section 7.10.

               "Board of Directors" means the Board of Directors of the Company or one of its Subsidiaries, as the case may be, or any authorized committee of such Board of Directors.

               "Business Day" means any day other than a Legal Holiday.

               "Capital  Stock"  means (i) with  respect to any Person that is a corporation,  corporate  stock;  (ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person; (iii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person; and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

               "Capitalized Lease Obligation" means, at the time determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

               "CERCLA" is defined in Section 4.17.

               "Certificate of Designation" is defined in the first recital to this Agreement.

               "Change of Control" is defined in the Certificate of Designation.

               "Class A Senior Preferred Stock" is defined in the first recital to this Agreement.

               "Class B Senior Preferred Stock" is defined in the first recital to this Agreement.

               "Closing Time" is defined in Section 2.03.

               "COBRA" is defined in Section 4.12.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, as amended from time to time.

               "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, the body performing such duties at such time.

               "Common Stock" means the Company's Voting Common Stock, $.01 par value.

               "Common Stock Registration Rights Agreement" is defined in the fifth recital to this Agreement.

               "Company" shall have the meaning assigned in the preamble to this Agreement and shall include its successors and permitted assigns.

               "Company Financial Statements" is defined in Section 4.06.

               "Company Indemnified Person" is defined in Section 9.02(b).

               "Company Property" is defined in Section 4.17.

               "Compensation Commitment" is defined in Section 4.12.

               "Competitor"  means any Person who is engaged in the (i) accounts receivable management services and outsourcing business, (ii) consumer debt purchasing business (other than related to asset backed securities or similar investments) or (iii) credit card business and shall include, without limitation, Capital One, Providian, Metris and NCO Group; provided, that no Person or any Affiliate thereof shall be a Competitor for purposes of this Agreement solely by reason of (a) the beneficial ownership for investment purposes of (x) less than 15% of the voting equity securities of any Person engaged, directly or through its Affiliates, in the business described in clauses (i) or (ii) or (y) less than 50% of the voting equity securities of any Person engaged, directly or through its Affiliates, in the business described in clause (iii), and (b) being a lender to any Person, whether or not it is a Competitor.

               "consolidated" or on a "consolidated basis," when used with reference to any financial term in this Agreement (but not when used with respect to any Tax Return or tax liability), means the aggregate for two or more Persons of the amounts signified by such term for all such Persons, with intercompany items eliminated and, with respect to net income or earnings, after eliminating the portion of net income or earnings properly attributable to minority interests, if any, in the capital stock of any such Person or attributable to shares of preferred stock of any such Person not owned by any other such Person, in accordance with GAAP.

               "Controlling Person" is defined in Section 9.02(a).

               "Credit Agreement" means the Credit Agreement dated as of November 30, 1999 among the Company, certain subsidiaries of the Company, as guarantors, DLJ Capital Funding, Inc., as Syndication Agent, Fleet National Bank, N.A., as Administrative Agent, and Harris Trust & Savings Bank, as Documentation Agent, and the other financial institutions from time to time party thereto, together with the related documents (including notes, guarantees, collateral documents, instruments and agreements executed therewith), and in each case as amended (including any amendment and restatement thereof), modified, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of creditors.

               "Depositary" is defined in Section 6.06.

               "Dividend   Payment  Date"  is  defined  in  the  Certificate  of
Designation.

               "Dividend   Record  Date"  is  defined  in  the   Certificate  of
Designation.

               "Enforceability Exceptions" means, with respect to any specified obligation, any limitations on the enforceability of such obligation due to bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights or general equity principles (other than, in any such case, any federal or state laws relating to fraudulent transfers) and, in the case of any indemnity for securities law obligations, to the extent such indemnity may not be enforceable due to public policy considerations.

               "Environmental Law" is defined in Section 4.17.

               "Equity Investor" is defined in the second recital to this Agreement.

               "ERISA" is defined in Section 4.12.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

               "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer neither of which is under pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company or the applicable Subsidiary acting reasonably and in good faith.

               "GAAP" means, at any date of determination, generally accepted accounting principles in effect in the United States which are applicable at the date of determination and which are consistently applied for all applicable periods.

               "Governmental Authority" means (a) the government of the United States or any State or other political subdivision thereof, (b) any government or political subdivision of any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or (c) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any such government.

               "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

               "Hazardous Materials" is defined in Section 4.17.

               "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) currency exchange agreements, interest rate swap agreements, interest rate cap agreements or interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange or interest rates.

               "Holder" means any Person in whose name a share of Senior Preferred Stock or Common Stock, as applicable, purchased pursuant hereto is registered.

               "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capitalized Lease Obligations or the balance deferred and unpaid of the purchase price of any property (other than contingent or "earnout" payment obligations) or representing any Hedging Obligations (except any such balance that constitutes an accrued expense or trade payable) or any Redeemable Capital Stock of such Person, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all indebtedness of others secured by a Lien on any asset of such Person in an amount equal to the lesser of the aggregate amount of such indebtedness secured by such Lien and the value of all of the assets of such Person securing such indebtedness (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

               "Indemnified Person" is defined in Section 9.02(c).

               "Institutional   Accredited  Investors"  is  defined  in  Section
6.01(a).

               "Intellectual  Property" means (a) all inventions and discoveries
(whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all broadcast rights, (e) all mask works and all applications, registrations and renewals in connection therewith, (f) all know-how, trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice (including ideas, research and development, know-how, formulas, compositions and manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), (g) all computer software (including data and related documentation), (h) all other proprietary rights, (i) all copies and tangible embodiments thereof (in whatever form or medium) and (j) all licenses and agreements in connection therewith.

               "IRS" is defined in Section 4.12(c).

               "Junior Preferred Stock" means 7,000 shares of the Company's Junior Preferred Stock issued on the date hereof to certain stockholders of the Company.

               "Knowledge Group" means each of Timothy Beffa, Gary Weller, Eric Fencl, Esq., Paul Wood and Timothy Hurd.

               "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

               "License" is defined in Section 4.24.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

               "Mandatory Redemption Date" means the date that is the eight year anniversary of the Closing Time.

               "Material Adverse Effect" means a material adverse effect on (a) the business, prospects, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company or any Subsidiary to perform any of its material obligations under any of the Transaction Documents, or (c) the validity or enforceability of any Transaction Document.

               "Non-Voting Common Stock" means the Company's Non-Voting Common Stock, $.01 par value.

               "Obligations" means any accrued and unpaid dividends and other liabilities payable by the Company under or in respect of this Agreement or the Certificate of Designation.

               "Officer" means, with respect to any Person, the President, Chief Executive Officer or the Chief Financial Officer of such Person.

               "Officer's Certificate" means, with respect to any Person, a certificate signed by an Officer of such Person; provided, however, that every Officer's Certificate with respect to compliance with a covenant or condition provided for in this Agreement shall include (i) a statement that the Officer making or giving such Officer's Certificate has read such condition and any definitions or other provisions contained in this Agreement relating thereto and
(ii) a statement as to whether, in the opinion of the signer, such condition has been complied with.

               "outstanding" means, when used with respect to the Senior Preferred Stock as of the date of determination, all shares of Senior Preferred Stock theretofore executed and delivered under this Agreement and the Certificate of Designation, except:

               (i) shares theretofore canceled by the Company or delivered to the Company for cancellation;

              (ii) shares for whose payment or redemption money in the necessary amount has been theretofore set aside by the Company with a third party in trust for the holders of such shares; provided that if such shares are to be redeemed, notice of such redemption has been duly given as provided in this Agreement; and

             (iii) shares which have been paid pursuant to Section 7.07 or in exchange for or in lieu of which other shares have been executed and delivered pursuant to this Agreement, other than any such shares in respect of which there shall have been presented to the Company proof satisfactory to it that such shares are held by a bona fide purchaser in whose hands such shares are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the outstanding shares of Senior Preferred Stock have given any request, demand, authorization, direction, notice, consent or waiver hereunder, shares of Senior Preferred Stock owned by the Company or any other obligor upon the Senior Preferred Stock or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding. Shares of Senior Preferred Stock so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Required Holders the pledgee's right so to act with respect to such shares and that the pledgee is not the Company or any other obligor upon the shares or any Affiliate of the Company or of such other obligor.

               "Permitted Business" means the business of the Company and its Subsidiaries as of the Closing Time and any other business reasonably related, ancillary or complementary thereto.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "PORTAL Market" is defined in Section 6.06.

               "Preferred Stock" means, with respect to any Person, Capital Stock of any class or classes (however designated) of such Person which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person. With respect to the Company, the term "Preferred Stock" shall include the Senior Preferred Stock.

               "Preferred Stock Registration Rights Agreement" is defined in the fourth recital to this Agreement.

               "Private  Offering" is any offering by any of the  Purchasers  of
some  or  all  of  the  Securities  that  are  Registrable   Securities  without
registration under the Securities Act.

               "property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

               "Purchase Price" is defined in Section 2.02.

               "Purchaser Indemnified Person" is defined in Section 9.02(a).

               "Purchasers" is defined in the preamble to this Agreement.

               "Qualified Institutional Buyer" means any Person that is a "qualified institutional buyer" within the meaning of Rule 144A.

               "Recapitalization" is defined in the second recital to this Agreement.

               "Recapitalization Agreement" is defined in the second recital to this Agreement.

               "Recapitalization Documents" means the Recapitalization Agreement and any other related documents delivered in connection therewith.

               "Redeemable Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Senior Preferred Stock.

               "Redemption Date" means, when used with respect to any share of Senior Preferred Stock to be redeemed, the date fixed for such redemption by or pursuant to this Agreement or the Certificate of Designation.

               "Redemption Price", when used with respect to any share of Senior Preferred Stock to be redeemed, means the price at which it is to be redeemed pursuant to this Agreement or the Certificate of Designation.

               "Registrable Securities" means the Securities and any other securities issued or issuable in exchange for the Securities. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar Applicable Law then in force, or (d) they shall have ceased to be outstanding.

               "Regulation S" means Regulation S under the Securities Act (or any successor provision), as it may be amended from time to time.

               "Release" is defined in Section 4.17.

               "Reorganization" means the Company's corporate reorganization of its Subsidiaries as described in the Recapitalization Agreement (including the schedules thereto).

               "Required Holders" means holders of more than 50% of the outstanding shares of Senior Preferred Stock.

               "Resale Materials" is defined in Section 6.02(c).

               "Returns" is defined in Section 4.11(a).

               "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

               "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

               "Securities" is defined in the first recital to this Agreement.

               "Securities Act" mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

               "Security Register" has the meaning given to such term in Section 7.04(a).

               "Senior Preferred Stock" is defined in the first recital to this Agreement.

               "Senior Subordinated Notes" means the Company's 11% Senior Subordinated Notes due 2006.

               "Significant Holder" means (a) any Purchaser that, together with its Affiliates, holds at least 20% of the outstanding shares of Senior Preferred Stock and (b) Ares Leveraged Investment Fund, L.P., Ares Leveraged Investment Fund II, L.P. and any of their respective Affiliates so long as such entities described in this clause (b) hold in the aggregate at least 15% of the outstanding shares of Senior Preferred Stock.

               "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed as the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "Stated Maturity" means (a) with respect to any share of Senior Preferred Stock, the Mandatory Redemption Date, (b) with respect to any dividend on the Senior Preferred Stock, the dates specified in the Certificate of Designation as the fixed date on which such dividend is due and payable and (c) with respect to any other Indebtedness, the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest is due and payable.

               "Stockholders Agreement" has the meaning specified in the sixth recital to this Agreement.

               "Subsequent Purchaser" is defined in Section 4.13(a).

               "Subsidiary" means, with respect to any Person, (a) any corporation of which the outstanding shares of Voting Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more of its Subsidiaries have at least a majority of the shares of Voting Stock of such entity at the time or (c) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (ii) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

               "Tax" is defined in Section 4.11(a).

               "Transaction Documents" means, collectively, this Agreement, the Certificate of Designation, the Amended and Restated Certificate of
Incorporation, the Common Stock Registration Rights Agreement, the Preferred Stock Registration Rights Agreement, the Stockholders Agreement, the Senior Preferred Stock, the Common Stock issued hereunder, the Credit Agreement, the Recapitalization Documents and all certificates, instruments, financial and other statements and other documents made or delivered in connection herewith and therewith.

               "Transactions" means, collectively, the transactions provided for
in,  or  contemplated  by,  the  Transaction   Documents   (including,   without
limitation, the Recapitalization).

               "United States" shall have the meaning assigned to such term in Regulation S.

               "Units" is defined in the first recital to this Agreement.

               "Voting Rights Triggering Event" is defined in the Certificate of Designation.

               "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency); provided that the Company's Preferred Stock will be considered Voting Stock to the extent, at any time, the voting rights therein entitle the holders thereof to designate a director.

               1.02. Computation of Time Periods. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

               1.03. Accounting Terms. Accounting terms used but not otherwise defined herein shall have the meanings provided in, and be construed in accordance with, GAAP.

                                    SECTION 2

                        AUTHORIZATION, ISSUANCE and sale OF SECURITIES

               2.01. Authorization of Issue. The Company has authorized the issue and sale of (i) 25,000 shares of Class A Senior Preferred Stock and 75,000 shares of Class B Senior Preferred Stock, each with terms as set forth in the Certificate of Designation, and (ii) 596,913.07 shares of Common Stock.

               2.02. Sale. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Purchaser, and each Purchaser, acting severally and not jointly, agrees to purchase from the Company, the aggregate number of shares of Class A Senior Preferred Stock or Class B Senior Preferred Stock, as applicable, and the aggregate number of shares of Common Stock, in each case, set forth on Schedule A opposite the name of such Purchaser at a purchase price (the "Purchase Price") of $1,000 for each Unit consisting of one share of either Class A Senior Preferred Stock or Class B Senior Preferred Stock, as applicable, and 5.9691307 shares of Common Stock.

               2.03. Closing. The purchase and sale of Securities pursuant to this Agreement shall occur at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York 10005-1702, at 9:00 a.m., New York City time, on December 10, 1999, or such other time as shall be agreed upon by the Purchasers and the Company (such time and date of payment and delivery being herein called the "Closing Time"). At the Closing Time, the Company will deliver to each Purchaser certificates for the Securities to be purchased by such Purchaser at the Closing Time, in such denominations as such Purchaser may request (but with respect to the Senior Preferred Stock, in increments of $1,000), dated the Closing Time and registered in such Purchaser's name, against payment by such Purchaser to the Company by wire transfer of immediately available funds in the amount of the Purchase Price to be paid by such Purchaser therefor to such bank account or accounts as the Company may request in writing at least two Business Days prior to the Closing Time.

               2.04. Allocation of Purchase Price. For all income tax purposes, the Company and the Purchasers agree that the Purchase Price for each Unit paid by each Purchaser shall be allocable as follows: $776.3367 to each share of Senior Preferred Stock and $37.47 to each share of Common Stock.

                                    SECTION 3

                              CONDITIONS TO CLOSING

               3A. Conditions to Obligation of Each Purchaser to Close. Each Purchaser's several obligation to purchase and pay for the Securities to be purchased by it at the Closing Time is subject to the satisfaction or waiver by each Purchaser prior to or at the Closing Time of each of the conditions specified below in this Section 3A:

               3.01A. Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and in each of the other Transaction Documents shall be true and correct in all material respects when made and at and as of the Closing Time as if made on and as of the Closing Time (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date and, in any such case, there shall not have occurred since such date and prior to the Closing Time any developments with respect to the subject matter of any such representation and warranty which would have a Material Adverse Effect as determined by the Purchasers in their reasonable judgment); provided, that any representations and warranties of the Company in this Agreement or any of the other Transaction Documents which are qualified as to "materiality" or "Material Adverse Effect" shall be true and correct in all respects.

               3.02A. Performance; No Default Under Other Agreements. The Company shall have performed and complied in all material respects (or such performance or compliance shall have been waived) with all agreements and conditions contained in this Agreement and each of the other Transaction Documents required to be performed or complied with by it prior to or at the Closing Time (including, without limitation, obtaining the requisite consents and/or waivers from holders of Senior Subordinated Notes or repurchasing the Senior Subordinated Notes pursuant to a change of control offer in accordance with the indenture governing the Senior Subordinated Notes) and after giving effect to the issue and sale of the Securities and the other Transactions (and the application of the proceeds thereof as contemplated by the Transaction Documents), no Voting Rights Triggering Event shall have occurred and be continuing and no default or event of default shall have occurred and be continuing under any of the other Transaction Documents.

               3.03A.  Compliance Certificates.

               (a) Officer's Certificate. The Company shall have delivered to the Purchasers an Officer's Certificate, dated the Closing Time, in the form of Exhibit D hereto, certifying that the conditions specified in Sections 3.01A, 3.02A, 3.05A, 3.06A, 3.07A, 3.09A, 3.10A and 3.11A have been fulfilled (it being understood that the Company does not have to certify as to any matter set forth in any section to the extent that the determination thereof is to be made by the Purchasers).

               (b) Secretary's Certificate. The Company shall have delivered to the Purchasers a certificate substantially in the form of Exhibit E hereto certifying as to the Company's certificate of incorporation (including the Certificate of Designation), bylaws and resolutions attached thereto, the incumbency and signatures of certain officers of the Company, other corporate proceedings of the Company relating to the authorization, execution and delivery of the Securities, this Agreement, the Certificate of Designation, the Common Stock Registration Rights Agreement, the Preferred Stock Registration Rights Agreement and the other Transaction Documents to the extent the Company is a party thereto and as to the good standing of the Company in the State of Delaware and in each other jurisdiction in which the Company is qualified to transact business.

               3.04A. Opinions of Counsel. Such Purchaser shall have received favorable opinions in form and substance satisfactory to it, dated the Closing Time, from (i) various counsel for the Company, which collectively shall be substantially in the form set forth in Exhibit F-1 and as to such other matters as such Purchaser may reasonably request, (ii) Cahill Gordon & Reindel, certain of the Purchasers' special counsel in connection with such transactions, substantially in the form set forth in Exhibit F-2, and (iii) each counsel delivering an opinion in connection with the Recapitalization, a copy of each such legal opinion, accompanied by a letter from each such counsel (or a statement included in such opinion) authorizing the Purchasers to rely on such opinion.

               3.05A. Recapitalization. The transactions contemplated by the Recapitalization Documents shall have been consummated in accordance with the Recapitalization Documents. Any amendments or waivers with respect to the Recapitalization Documents shall be reasonably satisfactory to the Purchasers and their respective special counsel. The Company shall have (i) received at least $199.5 million as an equity contribution from the Equity Investor or its designees, (ii) received at least $17.0 million as an equity contribution from the Company's management and certain stockholders in the form of a rollover of existing equity interests, (iii) received at least $400.0 million of term loans and a revolving credit facility of $75.0 million (of which only $4.0 million may be drawn at the Closing Time) under the Credit Agreement and (iv) completed the consent solicitation with respect to, or refinanced, $100.0 million of the Company's Senior Subordinated Notes. After giving effect to the Recapitalization and the financing thereof, the Company shall have no more than $583.8 of outstanding Indebtedness and the Company's only outstanding Capital Stock will be (a) 5,956,712.25 million shares of Common Stock, including 4,843,239.78 shares issued to the Equity Investor and its designees and 596,913.07 shares issued to the Purchasers pursuant to this Agreement, (b) 480,321.3 shares of Non-Voting Common Stock, (c) 25,000 shares of Class A Senior Preferred Stock and 75,000 shares of Class B Senior Preferred Stock in the aggregate issued to the Purchasers, (d) 7,000 shares of Junior Preferred Stock and (e) options to purchase 440,425 shares of Common Stock issued to management of the Company.

               3.06A. No Adverse Events. Since the Audit Date, there has been no material adverse change in the business, prospects, operations, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole.
               3.07A. Financial Information. The Company shall have delivered to such Purchaser a pro forma consolidated balance sheet for the Company and its Subsidiaries as of the Closing Time after giving effect to the Transactions, including the issuance of the Senior Preferred Stock and the use of the proceeds from the issuance of the Securities, which has been certified by the Chief Financial Officer of the Company and which is in form and substance satisfactory to such Purchaser.

               3.08A. Proceedings and Documents. All corporate and other proceedings in connection with the Transactions and the other transactions contemplated by this Agreement and the other Transaction Documents, and all documents and instruments incident to such transactions and the terms thereof, shall be reasonably satisfactory to such Purchaser and such Purchaser's special counsel, and such Purchaser and the Purchaser's special counsel shall have received all counterpart originals or certified or other copies of all the Transaction Documents and all documents and instruments incident to all corporate and other proceedings or transactions in connection with the Transactions as it or they may reasonably request. The Company shall have agreed in writing that all fees owing as of the Closing Time pursuant to this Agreement and the transactions contemplated hereby shall be paid in full to each Purchaser within two Business Days following the Closing Time..

               3.09A. Purchase Permitted by Applicable Law, etc. At the Closing Time, such Purchaser's purchase of the Securities shall (a) be permitted by the laws and regulations of each jurisdiction to which it is subject, (b) not violate any Applicable Law (including, without limitation, Regulation U, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any Applicable Law.

               3.10A. Transaction Documents in Force and Effect; Information; Certificate of Designation.

               (a) Transaction Documents. The Company shall have delivered to such Purchaser true and correct copies of all Transaction Documents and (i) such documents (A) shall have been duly executed and delivered by the Company and its Subsidiaries party thereto, (B) shall be in form and substance reasonably satisfactory to such Purchaser and its special counsel and (C) shall be valid and legally binding obligations of the Company and its Subsidiaries a party thereto enforceable against each of them in accordance with their respective terms, subject to the Enforceability Exceptions, and (ii) there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.

               (b) Accuracy of Information. All information furnished by the Company and its representatives to such Purchaser on or prior to the Closing Time with respect to the business, management, prospects, operations, results of operations or condition (financial or otherwise) of the Company and its Subsidiaries, as the case may be, shall be accurate and complete in all material respects.

               (c) Filing of Amended and Restated Certificate of Incorporation and Certificate of Designation. Each of (i) the Amended and Restated Certificate of Incorporation and (ii) the Certificate of Designation shall have been duly and validly approved by all necessary corporate action, shall have been filed with the Secretary of State of Delaware and shall have become effective.

               3.11A.  No    Violation;    No    Legal  Constraints;   Consents,
Authorizations and Filings, etc.

               (a) The consummation by the Company and its Subsidiaries of the Transactions shall not contravene, violate or conflict with any Applicable Law.

               (b) All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Company and its Subsidiaries of the Transaction Documents to which they are party shall have been obtained or made and shall be in full force and effect, and such Purchaser shall have been furnished with appropriate evidence thereof, and all waiting periods shall have lapsed without extension or the imposition of any conditions or restrictions, except, in the case of the Common Stock Registration Rights Agreement, the Preferred Stock Registration Rights Agreement and the Stockholders Agreement, for such consents, authorizations and filings which are required under federal or state securities laws.

               (c) There shall be no inquiry, injunction, restraining order, action, suit or proceeding pending or entered or any statute or rule proposed, enacted or promulgated by any Governmental Authority or any other Person which, in the opinion of the Purchasers, (i) individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect or which seeks to enjoin or seek damages against the Company or any of the Company's Subsidiaries or any of the Purchasers as a result of the Transactions, including the issuance of the Senior Preferred Stock, (ii) relates to any of the Transactions and has or will have a material adverse effect on any Purchaser,
(iii) alleges liability on the part of any Purchaser in connection with this Agreement, any other Transaction Document or the Transactions or any of the other transactions contemplated hereby or thereby or (iv) would bar the issuance of the Securities or the use of the proceeds thereof in accordance with the terms of this Agreement and the other Transaction Documents.

               3.12A. Credit Agreement. Such Purchaser shall have been provided with true and correct copies of the executed Credit Agreement and any related documents, and such Credit Agreement shall contain terms and conditions satisfactory to such Purchaser in its sole judgment. The financial institutions party to the Credit Agreement shall have irrevocably committed to fund the Recapitalization simultaneously with the funding of such Purchaser's payment for the sale of the Securities.

               3.13A. Fees and Expenses of the Recapitalization. The fees and expenses incurred in connection with the Recapitalization (including, without limitation, the related financings) shall not exceed $48.0 million in the aggregate.

               3.14A. Solvency Certificate. Such Purchaser shall have received a certificate from the Company's Chief Financial Officer satisfactory to such Purchaser that shall certify that the Company and its Subsidiaries (other than Pay Tech, Inc.), immediately after giving effect to the Recapitalization, will be Solvent.
               3.15A.  Litigation.  No  litigation  by  any  entity  (private or governmental) shall be pending or threatened with respect to the Recapitalization which the Purchasers shall reasonably determine could have a Material Adverse Effect.

               3.16A. Disbursement Instructions. Such Purchaser shall have received written instructions from the Company to such Purchaser directing the payment of any proceeds of the Securities that are to be paid at the Closing Time.
               3.17A. Junior Preferred Stock. Such Purchaser shall have been provided with true and correct copies of the documents governing the Company's Junior Preferred Stock, which shall contain terms and conditions satisfactory to such Purchaser in its sole judgment.

               3B.  Conditions   to   Obligation  of  the Company to Close.  The
obligation of the Company to consummate the transactions to be performed by it at the Closing Time is subject to the following conditions:

               3.01B. Representations and Warranties. Each of the representations and warranties of the Purchasers in this Agreement shall be true and correct in all material respects when made and at and as of the Closing Time as if made on and as of the Closing Time (unless expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

               3.02B.  Compliance with Covenants.  The   Purchasers  shall  have
performed and complied with all of their covenants hereunder in all material respects through the Closing Time.

               3.03B. Litigation. No litigation by any entity (private or governmental) shall be pending or threatened with respect to the Recapitalization or which could prevent consummation of any of the Transactions.

               3.04B. Documentation. All actions to be taken by the Purchasers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to the Company.

                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to each of the Purchasers as of the date hereof and as of the Closing Time that:

               4.01. Due Incorporation; Power and Authority. Each of the Company and the Company's Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (b) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, other than any failures to so qualify, to be so licensed or to be in good standing which, individually or in the aggregate, have not had and would not have a Material Adverse Effect, (c) has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as they are currently conducted, and (d) has all requisite power and authority to enter into and perform its obligations under each of the Transaction Documents to which it is a party.

               4.02. Capitalization. As of the Closing Time, after giving effect to the Transactions, the authorized Capital Stock of the Company consists solely of (a) 15.0 million shares of its Common Stock, of which 5,956,712.25 million are issued and outstanding, (b) 2.0 million shares of its Non-Voting Common Stock, of which 480,321.3 shares are issued and outstanding, (c) 250,000 shares of Preferred Stock, no par value, of which (i) 50,000 shares have been designated as the Class A Senior Preferred Stock, of which 25,000 shares are issued and outstanding, (ii) 150,000 shares have been designated as the Class B Senior Preferred Stock, of which 75,000 shares are issued and outstanding and
(iii) 50,000 shares have been designated as the Junior Preferred Stock, of which 7,000 shares are issued and outstanding. No shares of any class of the Capital Stock of the Company are held by the Company in its treasury or by the Company's Subsidiaries. All the issued and outstanding shares of Common Stock (including all shares of Common Stock to be issued upon the exercise of warrants or options) have been duly authorized and are (or in the case of Common Stock issued upon exercise of warrants or options, will be) validly issued, fully paid and nonassessable and are (or in the case of Common Stock issued upon exercise of warrants or options, will be) free of preemptive rights. Except as set forth in the first sentence of this Section 4.02 or on Schedule 4.02, (i) there are no shares of Capital Stock of the Company authorized, issued or outstanding and
(ii) there are not as of the date hereof, and at the Closing Time after giving effect to the Transactions there will not be, any outstanding or authorized options, warrants, rights (including preemptive rights), subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Common Stock or any other shares of Capital Stock of the Company, pursuant to which the Company is or may become obligated to issue shares of Common Stock, any other shares of its Capital Stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the Capital Stock of the Company. Except as set forth on Schedule 4.02, there are no voting trusts or other agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the holding, voting or disposing of Capital Stock of the Company or any of its Subsidiaries. Except as set forth on
Schedule 4.02, neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other obligations or other securities that entitle the holders thereof to vote with the stockholders of the Company or any of its Subsidiaries on any matter or which are convertible into or exercisable for securities having such a right to vote.

               4.03. Subsidiaries. Schedule 4.03 lists all of the Company's Subsidiaries. Except as set forth on Schedule 4.03, all of the outstanding shares of Capital Stock of each of the Company's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned, of record and beneficially, by the Company, free and clear of all liens, encumbrances, options or claims whatsoever, except for liens, encumbrances and claims created pursuant to the Credit Agreement. Except as set forth on Schedule 4.03, no shares of Capital Stock of any of the Company's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the Capital Stock of any Subsidiary, pursuant to which such Subsidiary is or may become obligated to issue any shares of Capital Stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of such Subsidiary. Except as set forth on Schedule 4.03, the Company does not own, directly or indirectly, any Capital Stock in any Person or have any direct or indirect equity or ownership interest in any Person and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to provide funds for or to make any investment (in the form of a loan, capital contribution or otherwise) to or in any Person.

               4.04.  Due Authorization, Execution and Delivery.

               (a) Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

               (b) Senior Preferred Stock; Certificate of Designation. The shares of Senior Preferred Stock to be purchased by the Purchasers from the Company are governed by the terms of the Certificate of Designation, have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company at the Closing Time as provided herein, will have been duly and validly executed, issued and delivered by the Company, will be fully paid and nonassessable, will not be subject to capital calls, will not have been issued in violation of, and will not be subject to, any preemptive or similar rights, and will constitute valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to the Enforceability Exceptions. The Certificate of Designation has been duly authorized, executed and delivered by the Company and, when filed with the Secretary of State of the State of Delaware, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The certification of incorporation of the Company, by virtue of the Certificate of Designation, sets forth the rights, preferences and priorities of the Senior Preferred Stock.

               (c) Common Stock Registration Rights Agreement; Preferred Stock Registration Rights Agreement. Each of the Common Stock Registration Rights Agreement and the Preferred Stock Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

               (d) Common Stock. The Company has authorized the issuance and delivery of 596,913.07 shares of its Common Stock pursuant to this Agreement and such shares of Common Stock have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company at the Closing Time as provided herein, will have been duly and validly executed, issued and delivered by the Company, will be fully paid and nonassessable, will not be subject to capital calls, will not have been issued in violation of and will not be subject to any preemptive or similar rights, and at the Closing Time will constitute 8.67% of the shares of Common Stock and Non-Voting Common Stock of the Company (determined on a fully diluted basis as of the Closing Time, after giving effect to the Transactions and without giving effect to claims with respect to the Company's Common Stock described in item two (2) of Schedule 4.08 hereto), such shares having the rights, restrictions, privileges and preferences set forth in the Amended and Restated Certificate of Incorporation of the Company, and Holders of such shares of Common Stock and Non-Voting Common Stock will have the benefit of and be subject to the terms and conditions of the Stockholders Agreement. A detailed calculation of the fully diluted shares of Common Stock and Non-Voting Common Stock of the Company, after giving effect to the Transactions, is set forth on Schedule 4.04.

               (e) Stockholders Agreement. The Stockholders Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

               (f) Other Transaction Documents. Each Transaction Document (other than those referred to in paragraphs (a) through (e) of this Section 4.04) (i) has been duly authorized, executed and delivered by the Company, to the extent a party thereto, and (ii) constitutes a valid and legally binding obligation of the Company, to the extent a party thereto, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

               4.05.  Noncontravention;  Authorizations and Approvals.  Assuming
the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, are made and the waiting period thereunder has been terminated or has expired (a) the execution and delivery by the Company or any of the Company's Subsidiaries of any of the Transaction Documents to which it is a party, (b) the performance by any of them of their respective obligations thereunder, (c) the consummation of the transactions contemplated thereby or (d) the issuance and delivery of the Securities hereunder will not: (i) violate any provision of the certificate of incorporation or by-laws of the Company or the comparable governing documents of any of its Subsidiaries; (ii) violate any statute, ordinance, rule, regulation, order or decree of any Governmental Authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound; (iii) require any filing with, or permit, consent or approval of, or the giving of any notice to, or obtaining any new or additional licenses from any Governmental Authority; and
(iv) except as set forth on Schedule 4.05, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a material default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease, franchise agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which it or any of their respective properties or assets are bound or subject, except for, in the case of clauses (iii) and (iv) above, such as would not have a Material Adverse Effect, and would not prevent or materially delay consummation of the Transactions. No violation of any provision of the certificate of incorporation or by-laws of the Company or the comparable governing documents of any of its Subsidiaries exists as a result of the Reorganization.

               4.06. Company Financial Statements.  The Company has delivered to each Purchaser the following financial statements (collectively, the "Company Financial Statements"): (i) complete and correct copies of the consolidated balance sheets of the Company and its Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended, including the footnotes thereto, in each case audited by Deloitte & Touche LLP, (ii) complete and correct copies of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of September 30, 1999 and September 30, 1998 and as of March 31, 1999 and June 30, 1999 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for such quarters, and, in the case of the quarters ending September 30, 1999 and September 30, 1998, each of the months in such quarters, respectively, then ended, (iii) complete and correct copies of the unaudited consolidated pro forma balance sheet of the Company and its Subsidiaries as of September 30, 1999, and the unaudited pro forma consolidated statements of operations for the nine months ended September 30, 1999 and (iv) complete and correct copies of unaudited consolidated monthly financial statements for each of the months from July through October 1999, in each case showing a comparison of such financial statements to the budget for the applicable month. Each of the consolidated balance sheets contained in the Company Financial Statements fairly presents in all material respects the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of operations, stockholders' equity and cash flows included in the Company Financial Statements fairly presents in all material respects the consolidated results of operations and income, retained earnings and stockholders' equity or cash flows, as the case may be, of the Company and its Subsidiaries for the periods to which they relate (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments that will not be material in amount or effect), in each case in accordance with GAAP. The pro forma financial statements of the Company and its Subsidiaries contained in the Company Financial Statements fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the date and for the periods to which they relate, in each case after giving effect to the Transactions, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the Transactions. All projections provided by or on behalf of the Company to the Purchasers in connection with the Transactions have been prepared in good faith based on assumptions believed by management of the Company to be reasonable.

               4.07.  Absence of Undisclosed Liabilities or Events.

               (a) Except as set forth in Schedule 4.07(a), neither the Company nor any of its Subsidiaries has any material claims, liabilities or indebtedness, contingent or otherwise, required to be set forth on its consolidated balance sheet in accordance with GAAP, except as set forth in the consolidated balance sheet as of the Audit Date or as included in the Company Financial Statements and except for liabilities incurred subsequent to any such date in the ordinary course of business.

               (b) Except as set forth in Schedule 4.07(b), since the Audit Date there has been no Material Adverse Effect.

               (c) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Company to each of the Purchasers in connection with the negotiation, preparation or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein not misleading.

               4.08. No Actions or Proceedings. Except as set forth in Schedule 4.08, there is no action, suit, condemnation, expropriation or other proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any Governmental Authority, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their properties or rights which, would: (i) have a Material Adverse Effect or (ii) is, or is seeking certification as, a class action. In addition, except as set forth on Schedule 4.08, neither the Company nor any of its Subsidiaries is subject to any consent decrees or judicial or administrative order under the Fair Debt Collection Practices Act or any state law equivalent relating to the ongoing conduct of the Company's business.

               4.09. Title to Properties. Except as set forth in Schedule 4.09, each of the Company and its Subsidiaries has (a) good and valid title to and fee simple ownership of, or a good and valid leasehold interest in, all of its real property, and (b) good title to, or a good and valid leasehold interest in, all of its equipment and other personal property, in each case free and clear of all Liens, except for (1) Liens reflected on the Company's consolidated unaudited balance sheet as of September 30, 1999, and (2) Liens which do not materially detract from the value of, or materially impair the use of, any material property by the Company or any of its Subsidiaries in the operation of its respective business or which do not have a Material Adverse Effect. Each of the Company and its Subsidiaries have paid or discharged, or reserved for, all lawful claims which, if unpaid, might become a Lien against any property or assets of the Company or any of its Subsidiaries, except where the failure to do so would not have a Material Adverse Effect.

               4.10.  Intellectual  Property  Rights.  Except  as set  forth  in
Schedule 4.10, each of the Company and its Subsidiaries owns or possesses all Intellectual Property reasonably necessary to conduct its businesses as now conducted, except where the expiration or loss of any of such Intellectual Property, individually or in the aggregate, would not have a Material Adverse Effect. To the best knowledge of the Company, (a) there is no infringement of, or conflict with, such Intellectual Property by any third party and (b) the conduct of its businesses as currently conducted do not infringe or conflict with any Intellectual Property of any third party, in each case other than any such infringements or conflicts which, individually or in the aggregate, have not had or would not have a Material Adverse Effect.

               4.11.  Taxes.

               (a) Tax Returns. The Company and each of its Subsidiaries has filed or caused to be filed or will file or cause to be filed with the appropriate taxing authorities on a timely basis all material returns and reports ("Returns") relating to Taxes that are required to be filed by, or with respect to, the Company and each of its Subsidiaries at or prior to the Closing Time (taking into account any extension of time to file granted to or on behalf of the Company or any of its Subsidiaries). All such Returns have been prepared in compliance with all applicable laws and regulations and are true and accurate in all material respects. As used herein, "Tax" or "Taxes" shall mean all taxes including, without limitation, all U.S. federal, state, local and foreign income, franchise, profits, capital gains, capital stock, sales, use, value added, occupation, property, excise, stamp, license, payroll, social security, withholding and all other taxes of any kind whatsoever, all estimated taxes, deficiency assessments, and additions to tax, penalties and interest in respect of the foregoing.

               (b) Payment of Taxes. All material Tax liabilities of the Company and its Subsidiaries due and payable with respect to all taxable years or other taxable periods (including portions thereof) ending on or prior to the Audit Date have been, or prior to the Closing Time will be, paid or adequately disclosed as a liability on the most recent Company Financial Statements. All material Tax liabilities of the Company and its Subsidiaries due and payable with respect to all taxable years or taxable periods (including portions thereof) which did not end prior to the day after the Audit Date and which end at or prior to the Closing Time have been, or prior to the Closing Time will be, paid.

               (c) Other Tax Matters. Schedule 4.11 sets forth (i) each taxable year or other taxable period of the Company and its Subsidiaries for which an audit or other examination of Taxes by any taxing authority is currently in progress or, to the knowledge of the Company, threatened against or with respect to the Company or any of its Subsidiaries that, if determined adversely to the Company or its Subsidiaries, would result in a material Tax liability of the Company or its Subsidiaries after the Closing Time, and (ii) the taxable years or other taxable periods of the Company and its Subsidiaries which, for income tax purposes, will not be subject to the normally applicable statute of limitations because of written waivers or agreements given by the Company or its Subsidiaries.

               (d)    Except as set forth on Schedule 4.11:

          (i) subject to Section 5.03(j) of the Recapitalization Agreement, neither the Company nor any of its Subsidiaries has made any payments, nor is or may become obligated (under any contract or agreement entered into at or before the Closing Time) to make any payments, that will be non-deductible under Section 280G of the Code (or any analogous provisions of state, local or foreign Tax law),

          (ii) the Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party other than such Taxes which in the aggregate, are not material, and all material Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed;

          (iii) there are no liens for material Taxes (other than current Taxes not yet due and payable) upon the assets or properties of the Company or any of its Subsidiaries;

          (iv) the Company and its Subsidiaries are entitled to each Tax refund claimed or received by the Company or any Subsidiary at or prior to the Closing Time, except to the extent the disallowance of which would not result in any material Tax liability, or loss of a pending material Tax refund claim;

          (v) the Company and its Subsidiaries are not and will not become liable for any material Taxes as a result of the Reorganization nor will the Reorganization create any material gains or income, the taxation of which is deferred under Treasury Regulation ss. 1.1502-13 (or any similar provision of state, local or foreign law);

          (vi) neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing, or similar agreement under which the Company or such Subsidiaries has any current or potential contractual obligation to indemnify any other Person with respect to Taxes;

          (vii) the Company and each of its Subsidiaries has properly accrued on its respective financial statements all material Tax liabilities (determined in accordance with GAAP) and the amount so accrued is at least equal to its respective liability for such Taxes; and

          (viii) neither the Company nor any of its Subsidiaries has any liability for material Taxes arising as a result of the Company or any of its Subsidiaries at any time being a member of an affiliated group (as defined in section 1504(a) of the Code and any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) other than a group the common parent of which is the Company or any of its Subsidiaries.

               4.12.  Employee Benefit Plans.

               (a) Schedule 4.12 contains an accurate and complete list of (i) each "employee benefit plan" (as such term is defined in Section (3)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"))
contributed to, maintained or sponsored by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability or potential liability; and (ii) each other retirement, savings, thrift, deferred compensation, severance, stock ownership, stock purchase, stock option, performance, bonus, incentive, material fringe benefit, hospitalization or other medical, disability, life or other insurance, and any other welfare benefit policy, trust, understanding or arrangement contributed to, maintained or sponsored by the Company or any of its Subsidiaries for the benefit of any present or former employee, officer or director of the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any liability or potential liability. Each such item listed on
Schedule 4.12 is referred to herein as a "Benefit Plan."

               (b) Schedule 4.12 also contains an accurate and complete list of each agreement or commitment of the Company or any Subsidiary of the Company or to which the Company or any of its Subsidiaries may have any liability, with or for the benefit of any current or former employee, officer or director of the Company or any of its Subsidiaries (including, without limitation, each employment, compensation or termination agreement or commitment but excluding employment agreements with annual payments of less than $100,000). Each such item listed on Schedule 4.12 is referred to herein as a "Compensation Commitment."

               (c) With respect to each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") (i) it has received a determination letter, or in the case of a standardized prototype plan, such prototype plan has received a favorable determination letter from the Internal Revenue Service (the "IRS"), or has been timely submitted for a determination letter from the IRS, that such Benefit Plan is qualified under Section 401(a) of the Code, and, to the knowledge of the Company and its Subsidiaries, nothing has occurred since the date of such determination letter or submission that could adversely affect the qualification of such Benefit Plan or the exemption from taxation of the related trust and (ii) no such Benefit Plan is a "defined benefit plan" (as defined in Section (3)(35) of ERISA) or a "multiemployer plan" (as defined in Section 4001
(a)(3) of ERISA).

               (d) Except as described on Schedule 4.12 (i) none of the Benefit Plans or Compensation Commitments obligates the Company or any of its Subsidiaries to pay any separation, severance, termination or similar benefit solely as a result of any transaction contemplated by the Recapitalization Agreement or solely as a result of a change in control or ownership within the meaning of Section 280G of the Code; and (ii) there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company or any of its Subsidiaries that provides for payment, prior to or in connection with the Recapitalization, by the Company or any of its Subsidiaries that is not deductible under Section 162 or 404 of the Code, or that is an "excess parachute payment" pursuant to Section 280G of the Code.

               (e) (i) Each Benefit Plan and any related trust, insurance contract or fund has been maintained and administered in substantial compliance with its respective terms and in substantial compliance with all applicable laws and regulations, including, but not limited to, ERISA and the Code; (ii) there has been no application or waiver of the minimum funding standards imposed by
Section 412 of the Code with respect to any Benefit Plan, and neither the Company nor any of its Subsidiaries is aware of any facts or circumstances that would materially change the funded status of any such Benefit Plan; (iii) neither the Company nor any of its Subsidiaries has incurred any liability under Title IV of ERISA or to the Pension Benefit Guaranty Corporation; (iv) there are no pending or, to the knowledge of the Company and its Subsidiaries, threatened, material actions, suits, investigations or claims with respect to any Benefit Plan or Compensation Commitment (other than routine claims for benefits), and neither the Company nor any of its Subsidiaries has knowledge of any facts which could give rise to (or reasonably be expected to give rise to) any such actions, suits, investigations or claims; (v) there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code with respect to any Benefit Plan; and (vi) all contributions which are due with respect to each Benefit Plan have been timely made, and all contributions for periods ending on the date of the Closing Time which are not then due have been accrued in accordance with GAAP.

               (f) The Company and each of its Subsidiaries has complied in all material respects with the health care continuation requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA ("COBRA"); and the Company and its Subsidiaries have no obligation under any Benefit Plan, Compensation Commitment or otherwise to provide health or other welfare benefits to or with respect to former employees of the Company or any of its Subsidiaries or any other person, except as specifically required by COBRA.

               (g) With respect to each Benefit Plan and Compensation Commitment, the Company has furnished or made available to the Purchasers true and complete copies, as applicable, of (a) the plan documents, summary plan descriptions and employee handbooks; (b) IRS Form 5500 Annual Report (including all attachments) for the most recent plan year; (c) all related trust agreements, insurance contracts or other funding arrangements; and (d) the most recent favorable determination letter issued by the IRS.

               4.13.  Private Offering; No Integration or General Solicitation.

               (a) Subject to compliance by the Purchasers with the representations and warranties set forth in Section 5 hereof and with the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers and to any Person to whom any Purchaser sells any of such Securities (each, a "Subsequent Purchaser") in the manner contemplated by this Agreement to register the Securities under the Securities Act.

               (b) The Company has not, directly or indirectly, offered, sold or solicited any offer to buy and will not, directly or indirectly, offer, sell or solicit any offer to buy, any security of a type or in a manner which would be integrated with the sale of the Securities and require the Securities to be registered under the Securities Act. None of the Company or its Affiliates or any Person acting on its behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with the offering of the Securities. With respect to the Securities, if any, sold in reliance upon the exemption afforded by Regulation S: (i) none of the Company or its Affiliates or any Person acting on its behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any Person acting on its behalf (other than the Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

               4.14. Eligibility for Resale Under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A and will not, at the Closing Time, be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated interdealer quotation system.

               4.15.  [INTENTIONALLY OMITTED].

               4.16. Insurance. Each of the Company and its Subsidiaries are insured by financially sound institutions with policies in such amounts and with such deductibles and covering such risks as the Company deems adequate for its and its Subsidiaries' businesses.

               4.17. Environmental Laws and Regulations.  Except as set forth on
Schedule 4.17, (a) Hazardous Materials have not been (i) generated, used, treated or stored on, or transported to or from, any Company Property or (ii) Released or disposed of on or from any Company Property, except, in the case of clauses (i) or (ii) in a manner which could not reasonably be expected to give rise to material liabilities under Environmental Law, (b) the Company and each of its Subsidiaries have complied and are in compliance in all material respects with applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, and (c) there are no past, pending or, to the Company's knowledge, threatened claims under Environmental Law against the Company or any of its Subsidiaries.

               For purposes of this Agreement, the following terms shall have the following meanings: (A) "Company Property" means any real property and improvements at any time owned, leased, or operated by the Company or any of its Affiliates, Subsidiaries or any of their respective predecessors; (B) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials or friable asbestos and (ii) any chemicals, materials or substances defined as "hazardous substances," under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601 et seq. ("CERCLA") and (iii) all other materials or substances the Release of which is prohibited or regulated or as to which liability may be imposed under Environmental Laws; (C) "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance or code, contractual obligation or common law or other legal requirement, in each case in effect and as amended as of the date hereof and the Closing Time, relating to the environment or Hazardous Materials, including, without limitation, CERCLA, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; and the Safe Drinking Water Act, 42 U.S.C. ss. 33808 et seq.; and (D) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

               4.18. Solvency. The Company and its Subsidiaries (other than Pay Tech, Inc.) are, and after giving effect to the Transactions will be, Solvent.
               4.19. Affiliate Transactions. Except as disclosed on Schedule 4.19, there are no understandings, agreements or arrangements with any stockholder of the Company or its Affiliates which would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act if an annual report on Form 10K were made on the date hereof.

               4.20. Material Contracts. Except as set forth on Schedule 4.20, neither the Company nor any Subsidiary has or is bound by (a) any agreement, contract or commitment relating to the employment of any Person by the Company or any Subsidiary which cannot be terminated by the Company or the Subsidiary upon notice of 60 days or less without penalty or premium and involves annual compensation in excess of $100,000 annually, (b) any agreement, contract or commitment materially limiting the freedom of the Company or any Subsidiary to engage in any line of business or to compete with any other Person or (c) any agreement, contract or commitment not entered into in the ordinary course of business which materially affects the business of the Company and the
Subsidiaries taken as a whole and is not cancelable without penalty within 90 days. There is no material default under any contract listed on Schedule 4.20 as a result of the Reorganization.

               4.21. Brokerage Fees. Except as disclosed on Schedule 4.21, no agent, broker, Person or firm acting on behalf of the Company is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the Transactions.

               4.22. Employment Relations and Agreements. Except as disclosed on
Schedule 4.22, (i) each of the Company and its Subsidiaries is in compliance in all material respects with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice; (ii) no representation question exists respecting the employees of the Company or any of its Subsidiaries; (iii) no collective bargaining agreement is currently being negotiated by the Company or any of its Subsidiaries and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement; and (iv) neither the Company nor any of its Subsidiaries has experienced any labor difficulty during the last year except (in the case of this clause (iv)) as would not have a Material Adverse Effect. Except as disclosed on Schedule 4.22, there exist no employment, consulting, severance, indemnification agreements or deferred compensation agreements between the Company and any director, officer or employee of the Company or any agreement that would give any Person the right to receive any payment from the Company as a result of the Transactions.

               4.23.  [INTENTIONALLY OMITTED].

               4.24.  Compliance with Laws; Licenses.

               (i) Except as set forth on Schedule 4.24, the Company and its Subsidiaries are in compliance with all applicable laws and regulations and all orders, judgments and decrees (including, but not limited to, the Fair Debt Collection Practices Act and any state or local counterpart or equivalent) relating to its business and operations (other than with respect to taxes, Environmental Laws, employee benefits, employee relations and federal securities laws which are the subject of specific representations contained in this Agreement) except where the failure to so comply would not have a Material Adverse Effect or would prevent or materially delay consummation of the Transactions.

              (ii) The Company and each of its Subsidiaries possess all licenses, certificates of authority, certificates of need, permits or other authorizations and regulatory approvals required by law (a "License") necessary for the ownership of its properties and the conduct of its business as presently conducted in each jurisdiction in which the Company and such Subsidiary is required to possess a License, except where the failure to possess such a License would not have a Material Adverse Effect. All such Licenses are in full force and effect and neither the Company nor any Subsidiary has received any written notice of any event, inquiry, investigation or proceeding threatening the validity of such Licenses, except where the failure of such Licenses to be in full force and effect or such event, inquiry, investigation or proceeding would not have a Material Adverse Effect.

                                    SECTION 5

                        REPRESENTATIONS OF THE PURCHASERS

               Each Purchaser severally and not jointly represents and warrants to the Company as of the date hereof and as of the Closing Time as follows:

               5.01.  Purchase for Investment.

               (a) Such Purchaser is acquiring the Securities for its own account, for investment and not with a view to or for offer or sale in connection with any distribution thereof (within the meaning of the Securities
Act) that would be in violation of the securities laws of the United States or any state thereof.

               (b) Such Purchaser understands that (i) the Securities have not been registered under the Securities Act and are being issued by the Company in transactions exempt from the registration requirements of the Securities Act and
(ii) the Securities may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from registration under the Securities Act.

               (c) Such Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

               (d) Such Purchaser did not, and is not obligated to, pay any broker or finder in connection with the transactions contemplated in this Agreement.

               (e)    Such Purchaser is an Accredited Investor.

               5.02. Organization of the Purchasers. Such Purchaser is a corporation, limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

               5.03. Authorization of Transaction. Such Purchaser has full power and authority (including full corporate, partnership or limited liability company power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of such Purchaser, enforceable in accordance with its terms and conditions, subject to the Enforceability Exceptions. Such Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any Governmental Authority in order to consummate the transactions contemplated by this Agreement.

               5.04. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any Governmental Authority to which such Purchaser is subject or any provisions of its charter or by-laws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which such Purchaser is a party or by which it is bound or to which any of its assets is subject; provided, that notwithstanding anything to the contrary contained herein, such Purchaser is making no representations or warranties as to compliance with applicable securities laws.

               5.05. Brokers' Fees. Such Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder or agent (other than to the Equity Investor) with respect to the transactions contemplated by this Agreement for which the Company could become liable or obligated.

                                    SECTION 6

                  PROVISIONS RELATING TO RESALES OF Securities

               6.01. Private Offerings. The Company and the Purchasers agree that the following provisions will apply to any Private Offerings:

               (a) Offers and Sales of Senior Preferred Stock Only to Institutional Accredited Investors or Qualified Institutional Buyers. Offers and sales of the Securities will be made only by the Holders or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Prior to the effectiveness of a registration statement with respect to the Senior Preferred Stock, each offer or sale of Senior Preferred Stock shall only be made (i) to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers, (ii) to other institutional accredited investors referred to in Rule 501(a)(1), (2), (3) or (7) of Regulation D that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors ("Institutional Accredited Investors") or (iii) non-U.S. persons that are financial institutions, investment advisors or affiliates of the foregoing or would otherwise be substantially equivalent to an Institutional Accredited Investor outside the United States to whom the offeror or seller reasonably believes offers and sales of the Senior Preferred Stock may be made in reliance upon Regulation S under the Securities Act; provided that (A) this will not prohibit offers and sales of shares of Senior Preferred Stock pursuant to Rule 144 (or any successor provision) to any Person or of any Securities pursuant to a registration statement filed with the Commission under the Securities Act, (B) no Holder shall offer or sell any of the Securities to any Competitor of the Company; provided, that each Purchaser shall be permitted to offer, sell or otherwise transfer any of the Securities to any of its Affiliates and (C) each Purchaser shall give the Company at least 5 days prior notice of any proposed offer or sale of Securities to any Person that is not (x) a Purchaser or one of its Affiliates or (y) a nationally recognized investment banking firm (it being acknowledged that such firm, as an assignee, shall be bound by the terms of this Agreement, including this Section 6.01).

               (b) No General Solicitation. The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States and no directed selling efforts (as defined in Regulation S) will be made outside the United States in connection with the offering of the Securities.

               (c) Purchases by Non-Bank Fiduciaries.  In the case of a non-bank
        Subsequent Purchaser of any Senior Preferred Stock acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser by any Holder pursuant to this Section 6.01, each third party shall, in the judgment of the applicable Holder, be an Institutional Accredited Investor or a Qualified Institutional Buyer or a non-U.S. person outside the United States.

               (d) Restrictions on Transfer; Legend. Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Securities (and all securities issued in exchange therefor or in substitution thereof) shall bear such legend as is required under Section 6.08 of this Agreement. The restrictions on transfer set forth herein are in addition to any other restrictions on transfer set forth in the Transaction Documents.

               (e) No Future Liability. Following the sale of the Securities by any Purchaser to Subsequent Purchasers in accordance with the terms of this Section 6, such Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security by such Subsequent Purchaser.

               (f)    Securities Act Restrictions.

               (i) A Holder selling Securities in a Private Offering to a transferee that is an Accredited Investor or a Qualified Institutional Buyer must satisfy each of the following conditions:

                      (1) such transferee must make all of the representations and warranties set forth in Section 5; and

                      (2) such transferee must agree to be bound by the provisions of this Section 6.01 with respect to any resale of the Securities.

              (ii) A Holder may sell its Securities to a transferee in accordance with Regulation S under the Securities Act; provided, however, that each of the following conditions is satisfied:

                      (1) the offer of Securities must not be made to a person in the United States;

                      (2)    either:

                             (A) at the time the buy  order is  originated,  the
                      transferee is outside the United States or the Holder and any person acting on its behalf reasonably believes that the transferee is outside the United States, or

                             (B) the  transaction  must be  executed  in,  on or
                      through the facilities of a designated offshore securities market and neither the Holder nor any person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

                      (3)  no   directed   selling   efforts   may  be  made  in
               contravention of the requirements of Rule 903(b) or 904(b) of Regulation S under the Securities Act, as applicable; and

                      (4) the  transaction  must not be part of a plan or scheme to evade the registration requirements of the Securities Act.

             (iii) In the event of a proposed sale that does not qualify under either subclause (i) or (ii) above, a Holder may sell its Securities only if:

                      (1) such Holder gives written notice to the Company of its intention to effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Holder, which counsel shall be reasonably satisfactory to the Company;

                      (2)  counsel  for the  Holder  renders  an  opinion to the effect that such proposed sale may be effected without registration under the Securities Act or state Blue Sky laws; and

                      (3)  such  Holder  or  transferee  complies with subclause
               (i)(1) and (2) above.

               6.02.  Resale Offering Assistance.

               (a) At any time following 12 months after the Closing Time (provided that the Company is not then subject to, and in compliance with, the reporting requirements of Section 13 or 15(d) of the Exchange Act) (the "Assistance Period"), the Company will, if reasonably requested by the Required Holders, use commercially reasonable efforts to assist the Holders of Securities in completing any private or public resale of any portion thereof (including any such resales of the Senior Preferred Stock pursuant to any Private Offering) in accordance with the Holders' intended method of distribution. Such assistance may, in each case, include the following:

               (i) reasonable direct contact between the Company's senior management and advisors and prospective purchasers at mutually agreeable times and hosting of one or more meetings of prospective purchasers;

              (ii) responding to reasonable inquiries of, and providing answers to, each prospective purchaser who so requests concerning the Company and its Subsidiaries (to the extent such information is available or can be acquired and made available to prospective purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by Applicable Law or applicable confidentiality restrictions) and the terms and conditions of the applicable distribution;

             (iii) if requested by the Required Holders, using commercially reasonable efforts to make available information and materials to be used in connection with the distribution (including assistance in completion of any sales or placement agent's, if any, or in the case of an underwritten offering, the lead managers' and co-managers' reasonable due diligence review of the Company and its Subsidiaries); and

              (iv) using commercially reasonable efforts to promptly prepare and provide to the Holders (or any sales or placement agent therefor and any underwriter thereof) all information with respect to the Company, including projections, as such Holders (or any sales or placement agent therefor and any underwriter thereof) may reasonably request. Any such projections that will so be made available to such Holders (or each placement or sales agent, if any, therefor and each underwriter, if any, thereof) by the Company or any of its representatives will be prepared in good faith based upon reasonable assumptions.

               (b) During the Assistance Period, the Company will allow the Required Holders (or any sales or placement agent therefor or, in the case of an underwritten offering, the lead manager and co-managers thereof, in each case, as may be selected by the Purchasers and is reasonably acceptable to the Company), in consultation with the Company, to manage all aspects of the distribution, including decisions as to the selection of institutions to be approached and when and how they will be approached.

               (c) During the Assistance Period, all materials supplied or available under this Section 6.02 or under Section 4.06 by the Company (including any materials referred to or incorporated by reference therein, "Resale Materials") will not, to the knowledge of the Company, as of its date and as of the closing of such Private Offering, when taken as a whole, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. During the Assistance Period, all information about a Holder supplied in writing to the Company by such Holder expressly for use in any Resale Materials will not, to the knowledge of such Holder, as of its date and as of the closing of such Private Offering, when taken as a whole, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (d) If, prior to the completion of any sale of the Securities by the selling Holders (as evidenced by a notice in writing from the Holders to the Company), any event shall occur or condition exist as a result of which the Resale Materials would contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances, not misleading, then the Company agrees to promptly prepare and furnish at its own expense to the selling Holders, further information so that the statements in the Resale Materials, taken as a whole, will not contain a misstatement of a material fact or an omission of a material fact required to make the statements therein, in the light of the circumstances, not misleading. The Company hereby expressly acknowledges that the indemnification and contribution provisions of Sections 9.02 and 9.03 hereof are specifically applicable and relate to Resale Materials.

               (e) In addition (and not in limitation of the foregoing), for the benefit of Holders and beneficial owners from time to time of Securities, the Company shall, upon the request of any such Holder, use commercially reasonable efforts to furnish, at its expense, to Holders and beneficial owners of Securities and prospective purchasers thereof information ("Additional Company Information") satisfying the requirements of subsection (d)(4) of Rule 144A.

               6.03. Blue Sky Compliance. In connection with any Private Offering of the Securities, the Company shall cooperate with the selling Holders and counsel for the selling Holders to obtain exemptions from the application of, or if necessary because of any change in the Applicable Law to qualify or register the Senior Preferred Stock, and the shares of Common Stock of any Holder, if applicable, for sale under, the Blue Sky or state securities laws of those jurisdictions designated by the selling Holders with respect to the relevant Securities, shall comply with such laws and shall continue such exemptions, qualifications and registrations in effect so long as required for the distribution of the Senior Preferred Stock and shares of Common Stock, if applicable. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where they are not then qualified or to taxation as a foreign corporation. The Company will advise the selling Holders promptly of the suspension of any exemption relating to or the qualification or registration of the Senior Preferred Stock or the Common Stock, if applicable, for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such exemption, qualification or registration, the Company shall, with the cooperation of the selling Holders, use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

               6.04. Common Stock Registration Rights Agreement; Preferred Stock Registration Rights Agreement. The Company shall comply with all provisions and obligations of each of the Common Stock Registration Rights Agreement and the Preferred Stock Registration Rights Agreement and shall comply with all applicable federal and state securities laws in connection therewith.

               6.05. No Integration. The Company agrees that it shall not and (to the extent within its control) it shall cause its respective Affiliates not to make any offer or sale of securities of any class of the Company if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (a) the sale of the Securities by the Company to the Purchasers, (b) the resale of Securities by the Purchasers to Subsequent Purchasers or (c) the resale of Securities by such Subsequent Purchasers to others) any applicable exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or Regulation S thereunder or otherwise.

               6.06. DTC Agreement and PORTAL. The Company will, promptly following the request of and with the cooperation of the Required Holders, use its best efforts to cause the Senior Preferred Stock to be registered in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the "Depositary"), pursuant to an agreement among the Company and the Depositary in the form then required by the Depositary. The Company will cooperate with the Holders and use its best efforts to permit the Senior Preferred Stock and the shares of Common Stock of Holders to be eligible for clearance and settlement through the facilities of the Depositary. In connection therewith, the Company shall obtain a CUSIP number for the Senior Preferred Stock. The Company will, promptly following the request of and with the cooperation of the Required Holders, use its best efforts to cause the Securities (if eligible) to be eligible for the National Association of Securities Dealers, Inc. PORTAL Market (the "PORTAL Market").

               6.07.  [INTENTIONALLY OMITTED].

               6.08. Form of Legend for the Securities. Unless otherwise permitted by Section 6.01(f), every share of Senior Preferred Stock issued and delivered hereunder shall bear a legend in substantially the following form:

               THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT, DATED AS OF DECEMBER 10, 1999 (THE "PURCHASE AGREEMENT"), AMONG OUTSOURCING SOLUTIONS INC. (THE "COMPANY") AND THE PURCHASERS NAMED THEREIN. A COPY OF SUCH PURCHASE AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

               Unless otherwise permitted by Section 6.01(f), each share of Common Stock issued and delivered hereunder shall bear a legend in substantially the following form:

               THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THIS SECURITY IS SUBJECT TO THE TERMS OF THE PURCHASE AGREEMENT AND THE REGISTRATION RIGHTS AND STOCKHOLDERS
        AGREEMENT, EACH DATED AS OF DECEMBER 10, 1999, AMONG OUTSOURCING SOLUTIONS INC. (THE "COMPANY") AND THE PARTIES NAMED THEREIN. COPIES OF SUCH AGREEMENTS ARE AVAILABLE AT THE OFFICES OF THE COMPANY.

                                    SECTION 7

                           THE senior preferred stock

               7.01. Execution. The shares of Senior Preferred Stock shall be executed on behalf of the Company by its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the shares of Senior Preferred Stock may be manual or facsimile.

               Shares of Senior Preferred Stock bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such shares or did not hold such offices at the date of such shares.

               7.02. Terms of the Senior Preferred Stock. The terms of the Senior Preferred Stock shall be as set forth in the Certificate of Designation.

               7.03. Payments and Computations. All payments of dividends on the Senior Preferred Stock shall be paid to the Holders thereof at the close of business on the Dividend Record Date and all redemption payments on the shares of Senior Preferred Stock shall be paid to the Holders thereof as of the applicable Redemption Date or at the Stated Maturity, as applicable. Redemption payments on any share of Senior Preferred Stock shall be payable only against surrender therefor, while payments of dividends on shares of Senior Preferred Stock shall be made, in accordance with the Certificate of Designation and subject to applicable laws and regulations, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the Security Register or, by wire transfer to such account as any Holder thereof shall designate by written instructions received by the Company no less than 15 days prior to any applicable Dividend Payment Date, which wire instruction shall continue in effect until such time as the Holder otherwise notifies the Company or such Holder no longer is the registered owner of such share or shares of Senior Preferred Stock.

               7.04.  Registration; Registration of Transfer and Exchange.

               (a) Security Register. The Company shall maintain a register (the "Security Register") for the registration or transfer of the shares of Senior Preferred Stock. The name and address of the Holder of each such share, records of any transfers of the shares and the name and address of any transferee of a share of Senior Preferred Stock shall be entered in the Security Register and the Company shall, promptly upon receipt thereof, update the Security Register to reflect all information received from a Holder. There shall be no more than one Holder for each share of Senior Preferred Stock, including all beneficial interests therein.

               (b) Registration of Transfer. Upon surrender for registration of transfer of any share of Senior Preferred Stock at the office or agency of the Company, the Company shall execute and deliver, in the name of the designated transferee or transferees, one or more new shares of Senior Preferred Stock, of any authorized denominations and like aggregate number of shares.

               (c) Exchange. At the option of the Holder of Senior Preferred Stock, shares of Senior Preferred Stock may be exchanged for other shares of Senior Preferred Stock, of any authorized denominations and of like aggregate number of shares, upon surrender of the shares of Senior Preferred Stock to be exchanged at such office or agency. Whenever any shares of Senior Preferred Stock are so surrendered for exchange, the Company shall execute and deliver the shares of Senior Preferred Stock which the Holder making the exchange is entitled to receive.

               (d) Effect of Registration of Transfer or Exchange. All shares of Senior Preferred Stock issued upon any registration of transfer or exchange of shares of Senior Preferred Stock shall be the valid obligations of the Company, evidencing the same obligation, and entitled to the same benefits under this Agreement and the Certificate of Designation, as the shares of Senior Preferred Stock surrendered upon such registration of transfer or exchange.

               (e) Requirements; Charges. Every share of Senior Preferred Stock presented or surrendered for registration of transfer or for exchange shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing. No service charge shall be made for any registration of transfer or exchange of shares of Senior Preferred Stock, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of shares of Senior Preferred Stock.

               (f) Certain Limitations. If the shares of Senior Preferred Stock are to be redeemed in part, the Company shall not be required (i) to issue, register the transfer of or exchange any share of Senior Preferred Stock during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such shares selected for redemption under Section 8.02 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any shares so selected for redemption in whole or in part, except the unredeemed portion of any shares being redeemed in part.

               7.05. Mutilated, Destroyed, Lost and Stolen Shares. If any mutilated share or shares of Senior Preferred Stock is surrendered to the Company, the Company shall execute and deliver in exchange therefor a new share or shares of Senior Preferred Stock of the same aggregate number of shares and bearing a number not contemporaneously outstanding.

               If there shall be delivered to the Company (a) evidence to its satisfaction of the destruction, loss or theft of any share of Senior Preferred Stock and (b) such security or indemnity as may be required by it to save each of it and any agent harmless, then, in the absence of notice that such share has been acquired by a bona fide purchaser, the Company shall execute and deliver, in lieu of any such destroyed, lost or stolen share of Senior Preferred Stock, a new share of Senior Preferred Stock bearing a number not contemporaneously outstanding.

               In case any such mutilated, destroyed, lost or stolen share of Senior Preferred Stock has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new share of Senior Preferred Stock, redeem such share of Senior Preferred Stock in accordance with the terms hereof and of the Certificate of Designation.

               Upon the issuance of any new share of Senior Preferred Stock under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

               Every new share of Senior Preferred Stock issued pursuant to this
Section in lieu of any destroyed, lost or stolen share of Senior Preferred Stock shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen share shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement and the Certificate of Designation equally and proportionately with any and all other shares duly issued hereunder.

               The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen shares.

               7.06. Persons Deemed Owners. Prior to due presentment of a share of Senior Preferred Stock for registration of transfer, the Company and any agent of the Company may treat the Person in whose name such share is registered as the owner of such share for the purpose of receiving payment of dividends on, or redemption of, such share and for all other purposes whatsoever, whether or not such payment with respect to such share be overdue, and neither the Company nor any agent of the Company shall be affected by notice to the contrary.

               7.07. Cancellation. All shares of Senior Preferred Stock surrendered for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly canceled by it. The Company shall cancel any share of Senior Preferred Stock previously issued and delivered hereunder which the Company may have reacquired.

               7.08.  Home  Office  Payment.  So  long as any  Purchaser  or its nominee shall be the Holder of any share of Senior Preferred Stock, and notwithstanding anything contained in this Agreement or the Certificate of Designation to the contrary, the Company will pay all sums becoming due on such share by such method (which may be by check if the amount of such check is less than $100,000, or by wire transfer of immediately available funds) and at such address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such share or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any share, such Purchaser shall surrender such share for cancellation reasonably promptly after any such request, to the Company at its principal executive office. Prior to any sale or other disposition of any share held by such Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount paid thereon and the last date to which dividends have been paid thereon or surrender such share to the Company in exchange for a new share or shares pursuant to Section 7.04. The Company will afford the benefits of this Section 7.08 to any direct or indirect transferee of any share purchased by such Purchaser under this Agreement and that has made the same agreement relating to such share as such Purchaser made in this Section 7.08.

               7.09. Separability. The Senior Preferred Stock and the shares of Common Stock comprising the Units shall be separable at any time at the option of the Purchasers.

               7.10. Board Observation. So long as any shares of Senior Preferred Stock are outstanding, the Required Holders shall have the right to appoint one Board Observer (the "Board Observer") and such Board Observer shall be appointed on each anniversary of the Closing Time; provided that the first Board Observer may be appointed by DB Capital Investors, L.P. and First Union Investors, Inc. at any time prior to the first meeting of the Board of Directors after the Closing Time. The Company will give to the Board Observer notice of all regular meetings and all special meetings of the Company's Board of Directors at the time notice is given to the directors, will permit the Board Observer to attend such meetings as an observer and will provide the Board Observer and each Purchaser with all information provided to directors of the Company at the time such information is provided to the directors; provided, however, that such observation rights pursuant to this Section 7.10 shall be temporarily suspended if, in the opinion of counsel of the Company, the Board Observer's attendance at such meeting could violate any member of the Board of Directors' fiduciary duty, any confidentiality obligation or any attorney-client privilege that may exist in connection with such meeting. The Company shall reimburse the Board Observer for its reasonable travel incurred in connection with its board observation rights pursuant to this Section 7.10.

               7.11. Reports, Books, Records and Access. (a) (i) As soon as available, but in any event within thirty (30) days after the end of each fiscal month (or with respect to any fiscal month that is the last month in a fiscal quarter, sixty (60) days after the end of such fiscal month) of the Company, the Company shall deliver to each Purchaser the unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month, the related consolidated statements of operations, income, cash flows, retained earnings and shareholders' equity for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior fiscal year and for the corresponding month in the annual budget provided as required below, all of which shall be certified by the Chief Financial Officer or equivalent officer of the Company, subject to normal year-end audit adjustments.

              (ii) As soon as  available  and in any event not later than thirty
(30) days after the first day of each fiscal year of the Company, the Company shall deliver to each Purchaser an annual consolidated budget and business plan (including consolidated budgeted statements of operations, income, cash flows, retained earnings and shareholders' equity and balance sheets for the Company and its Subsidiaries) prepared by the Company for each month of such fiscal year.

             (iii) Concurrently with the delivery of information packages to the Board of Directors, the Corporation shall deliver to each Significant Holder a duplicate and complete copy of such information package, including copies of all financial statements and other information provide therein; provided, however, that the provision of information packages pursuant to this Section 7.11(a)(iii) shall be temporarily suspended, upon notice to such Significant Holders, if in the opinion of counsel of the Company the provision of such information packages could violate any member of the Board of Directors' fiduciary duty, any confidentiality obligation or any attorney-client privilege that may exist in connection therewith.

               (b) If reasonably requested by any Holder, and upon reasonable notice, the Company shall, and shall cause its Subsidiaries to, subject to compliance with Applicable Laws and confidentiality obligations to third parties, (x) give each Holder that is not a Competitor of the Company or any of its Subsidiaries and their authorized representatives (including any sales or placement agent or underwriter participating in any resale of such shares) reasonable access during normal business hours to all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries and access to their legal advisors, accountants and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, access to the accountants' work papers; provided, that (A) the Company will not be required to allow such access to Holders more than two times in the aggregate, in any twelve month period and (B) any Holder that requests such access shall give each other Holder at least 10 days' prior written notice of such request so that any other Holder may obtain such access at the same time,
(y) permit such Holder (and any such sales or placement agent or underwriter) to make such copies and inspections thereof as such Holder may reasonably request and (z) furnish such Holder (and any such sales or placement agent or underwriter) with such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries as such Holder (and any such sales or placement agent or underwriter) may from time to time reasonably request.

                                    SECTION 8

                                   REDEMPTION

               8.01. Right of Redemption. The Senior Preferred Stock may be redeemed at the election of the Company and otherwise upon such conditions, at such times, in such amounts and at the applicable Redemption Price (together with any applicable accrued and unpaid dividends to the Redemption Date) specified in the Certificate of Designation.

               8.02. Partial Redemptions. In case the Company is entitled to, and elects to, redeem less than all of the outstanding shares of Senior Preferred Stock, the Company shall redeem the Senior Preferred Stock pro rata from each Holder (or as nearly pro rata as practicable). For all purposes of this Agreement and the Certificate of Designation, unless the context otherwise requires, all provisions relating to the redemption of Senior Preferred Stock shall relate, in the case of any shares of Senior Preferred Stock redeemed or to be redeemed only in part, to the portion of such shares which has been or is to be redeemed.

               8.03. Notice of Redemption. Notice of redemption shall be given as set forth in the Certificate of Designation. Notice of redemption of shares to be redeemed at the election of the Company shall be given by the Company and at the expense of the Company.

               8.04. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall segregate and hold in trust an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be a Dividend Payment Date) any applicable accrued and unpaid dividends on, all the shares which are to be redeemed on that date.

               8.05. Shares Payable on Redemption Date. If notice of redemption shall have been given as provided above, the shares of Senior Preferred Stock so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and any applicable accrued and unpaid dividends) such shares shall not accrue dividends. Upon surrender of any such share for redemption in accordance with said notice, such share shall be paid by the Company at the Redemption Price, together with any applicable accrued and unpaid dividends to the Redemption Date; provided, however, that dividends whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such shares, or one or more predecessor shares, registered as such at the close of business on the relevant Dividend Record Dates according to their terms and the provisions of this Agreement.

               If any share of Senior Preferred Stock called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, accrue dividends from the Redemption Date at the rate provided by the Certificate of Designation.

               8.06. Shares Redeemed in Part. Any share which is to be redeemed only in part shall be surrendered at the principal offices of the Company (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and deliver to the Holder of such share without service charge, a new share or shares, of any authorized denomination as requested by such Holder, in an amount equal to and in exchange for the unredeemed portion of the share so surrendered.

                                    SECTION 9

                          EXPENSES, INDEMNIFICATION AND

                          CONTRIBUTION AND TERMINATION

               9.01. Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable and documented attorneys' and accountants' fees and disbursements) incurred by each Purchaser or any Holder of a Security in connection with the Transactions (including the preparation and negotiation of the Transaction Documents), in connection with any amendments, waivers or consents under or in respect of this Agreement, the other Transaction Documents or the Securities (whether or not such amendment, waiver or consent becomes effective, including, without limitation: (a) each Purchaser's reasonable and documented out-of-pocket expenses in connection with such Purchaser's examinations and appraisals of the properties, books and records of the Company and its Subsidiaries, (b) the reasonable costs and expenses incurred in enforcing, defending or declaring (or determining whether or how to enforce, defend or declare) any rights or remedies under this Agreement, the other Transaction Documents or the Securities or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the other Transaction Documents or the Securities, or by reason of being a Holder of any Securities, (c) the reasonable costs and expenses, including reasonable and documented consultants' and advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary of the Company or in connection with any work-out or restructuring of the transactions contemplated hereby, by the other Transaction Documents or by the Securities and (d) any transfer, stamp, documentary or other similar taxes, assessments or charges levied by any Governmental Authority in respect of this Agreement or the Transaction Documents or any other document referred to herein or therein. The Company will pay, and will save the Purchasers and each other Holder of a Security harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders in relation to the Transactions. The Purchasers will deliver to the Company on or prior to the date that is two Business Days prior to the date of the Closing Time an invoice for those costs and expenses payable at the Closing Time in accordance herewith. Subject to the last sentence of Section 3.08A, the Company will pay any costs and expenses of the Purchasers contemplated in this Section 9.01 in connection with the Closing Time within five Business Days after the Closing Time.

               9.02.  Indemnification.

               (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless (i) each Purchaser and each Person who participates as a placement or sales agent or as an underwriter in any Private Offering, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) any such Person referred to in clause (i) (any of the Persons referred to in this clause (ii) being referred to herein as a "Controlling Person") and (iii) the respective officers, directors, managing directors, stockholders, partners, representatives, trustees, fiduciaries, and agents of any Person referred to in clause (i) or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "Purchaser Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Purchaser Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) subject to Section 10.11, in whole or in part any inaccuracy in any of the representations and warranties of the Company contained herein of which the Knowledge Group had knowledge, (ii) in whole or in part upon the failure of the Company to perform its obligations hereunder or (iii) any untrue statement or alleged untrue statement of a material fact contained in any Resale Materials, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, except insofar as the same are a result of any information furnished in writing to the Company by such Purchaser Indemnified Person expressly for use therein; and will reimburse each such Purchaser Indemnified Person for any legal and other expenses incurred by such Purchaser Indemnified Person in connection with investigating or defending any such action or claims as such expenses are incurred. The indemnity agreement set forth in this Section 9.02(a) shall be in addition to any liabilities that the Company may otherwise have.

               (b) Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify and hold harmless (i) the Company, (ii) each Controlling Person of the Company and (iii) the respective officers, directors, employees, representatives and agents of the Company or any such Controlling Person (any such Person referred to in clause (i), (ii) or (iii), a "Company Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Company Indemnified Person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part any inaccuracy of any of such Purchaser's representations and warranties in Section 5 or (ii) in whole or in part the failure of such Purchaser to perform its obligations in Section 6.01(f) or 6.08; and will reimburse the Company Indemnified Persons for any legal and other expenses reasonably incurred by the Company Indemnified Persons in connection with investigating or defending any such actions or claims as such expenses are incurred. The indemnity agreement set forth in this Section 9.02(b) shall be in addition to any liabilities that each Purchaser may otherwise have.

               (c) Notifications and Other Indemnification Procedures. Promptly after receipt by a Purchaser Indemnified Person or a Company Indemnified Person (each, an "Indemnified Person") of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against an indemnifying party under Section 9.02(a) or 9.02(b), as applicable, notify such indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Person otherwise than under
Section 9.02(a) or 9.02(b), as applicable, or to the extent it is not materially prejudiced as a proximate result of such failure. In case any such action is brought against any Indemnified Person and it shall notify an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it shall elect within 30 days after receiving any such notification, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Person under such paragraph for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless (i) the Indemnified Person shall have been advised by counsel that representation of the Indemnified Person by counsel provided by the indemnifying party would be inappropriate due to actual or potential conflicting interests between the indemnifying party and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to the indemnifying party, (ii) the indemnifying party shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of the indemnifying party or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the Indemnified Person; provided, however, that the indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Persons, except to the extent that local counsel, in addition to their regular counsel, is required in order to effectively defend against such action or proceeding. No indemnifying party shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person.

               9.03.  Contribution.  If  the  indemnification  provided  for  in
Section 9.02 is unavailable or insufficient to hold harmless an Indemnified Person under paragraph (a) or (b) of Section 9.02 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the (i) relative benefits received by the Company on the one hand and the Purchasers on the other hand from the issuance and sale of the Securities; or (ii) if the allocation provided in clause (i) is not permitted by Applicable Law, in such proportion as is appropriate to reflect not only the related benefits referred to in clause (i) above but also the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchasers on the other hand in connection with the sale of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the fee payable to the Purchasers at the Closing Time. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the Indemnified Person on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this Section 9.03 were determined by pro rata allocation (even if the Indemnified Persons were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9.03. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9.03 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9.03, no Purchaser shall be required to contribute any amount which, when taken together with any amounts paid by such Purchaser under Section 9.02(b) exceeds the fee payable to the Purchasers at the Closing Time. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               The  obligations  of the  Company and the  Purchasers  under this
Section 9.03 shall be in addition to any liability which the Company and the respective Purchasers may otherwise have.

               9.04.  Survival.  The  obligations  of  the  Company  under  this
Section 9 will survive the payment or transfer of any Security, the enforcement, amendment or waiver of any provision of this Agreement and the termination of this Agreement.

               9.05.  Termination.

               (a) The Purchasers and the Company may terminate this Agreement by written consent of each Purchaser and the Company at any time prior to the Closing Time. The Purchasers may terminate this Agreement, by notice to the Company, (1) at any time at or prior to December 31, 1999 if any of the conditions in Section 3 are not satisfied or waived in writing by the Purchasers or are not capable of being so satisfied or waived at or prior to December 31, 1999, (2) if the Transactions have not closed prior to December 31, 1999 or (3) at any time at or prior to the Closing Time if there has been, since the time of execution of this Agreement or since the Audit Date, any material adverse change in the business, prospects, operations, results of operations or financial condition of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

               (b) Liabilities. If this Agreement is terminated pursuant to this
Section 9.05, such termination shall be without liability of any party to any other party except as provided in Section 9.01 hereof, and provided further that Sections 1, 9.02, 9.03, 9.04, 10.08 and 10.11 shall survive such termination and remain in full force and effect.

                                   SECTION 10

                                  MISCELLANEOUS

               10.01. Notices. Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service or
(d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address set forth below, or at such other address as such party may specify by written notice to the other party hereto:

               (i) if to a Purchaser or its nominee, to the Purchaser or its nominee at the address specified for such communications in Schedule A, with a copy to (A)Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005-1702, attention: Jonathan A. Schaffzin, Esq., and
          (B) Kennedy Covington Lobdell & Hickman, L.L.P., 100 N. Tryon Street, Suite 4200, Charlotte, North Carolina 28202, attention: Henry W. Flint, Esq., or at such other address as the Purchaser or its nominee shall have specified to the Company in writing;

               (ii) if to any other Holder to such Holder at the address of such Holder appearing in the Security Register or such other address as such Holder shall have specified to the Company in writing; or

               (iii) if to the Company at 390 South Woods Mill Road, Suite 350, Chesterfield, Missouri 63017, attention: Eric Fencl, Esq., with a copy to (A) Madison Dearborn Capital Partners III, L.P., Suite 3800, Three First National Plaza, Chicago, Illinois 60602, attention: Timothy M. Hurd, and (B) Kirkland & Ellis, 200 E. Randolph, Chicago, Illinois 60601, attention: Michael H. Kerr, P.C., or at such other address as the Company shall have specified to the Holders in writing.

               10.02. Benefit of Agreement; Assignments and Participations. Except with respect to Section 7.10 and 7.11 and as otherwise expressly provided herein, all covenants, agreements and other provisions contained in this Agreement by or on behalf of any of the parties hereto shall bind, inure to the benefit of and be enforceable by their respective successors and assigns (including, without limitation, any subsequent holder of a Security) whether so expressed or not (other than Section 6.08 as to Persons other than the Purchasers and their Affiliates); provided, however, that the Company may not assign and transfer any of its rights or obligations without the prior written consent of the other parties hereto and each Subsequent Purchaser, except as otherwise permitted under paragraph (j)(viii) of the Certificate of Designation.

               Nothing in this Agreement, the Certificate of Designation or the Securities, express or implied, shall give to any Person other than the parties hereto, their successors and assigns and the Holders from time to time of the Securities any benefit or any legal or equitable right, remedy or claim under this Agreement.

               10.03. No Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto or any Holder in exercising any right, power or privilege hereunder, under the Certificate of Designation or under the Securities and no course of dealing between the Company and any other party or Holder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder, under the Certificate of Designation or under the Securities preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein, in the Certificate of Designation and in the Securities are cumulative and not exclusive of any rights or remedies which the parties or Holders would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other parties hereto or the Holders to any other or further action in any circumstances without notice or demand.

               10.04. Amendments, Waivers and Consents. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders (or, if prior to the Closing Time, Purchasers who have agreed to purchase a majority of the shares of Senior Preferred Stock); provided, however, that no such amendment or waiver may, without the prior written consent of the Holder of each share of Senior Preferred Stock then outstanding and affected thereby, subject any Purchaser or Holder to any additional obligation hereunder. No amendment or waiver of this Agreement will extend to or affect any obligation, covenant or agreement not expressly amended or waived or thereby impair any right consequent thereon. As used herein, the term this "Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

               10.05. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

               10.06. Reproduction. This Agreement, the other Transaction Documents and all documents relating hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing Time (except the shares of Senior Preferred Stock or Common Stock themselves), and (c) financial statements, certificates and other information previously or hereafter furnished in connection herewith, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and any original document so reproduced may be destroyed. The Company agrees and stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 10.06 shall not prohibit the Company, any other party hereto or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

               10.07. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               10.08.  Governing Law; Submission to Jurisdiction; Venue.

               (a) THIS AGREEMENT AND THE SECURITIES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

               (b) If any action, proceeding or litigation shall be brought by the Company, any Purchaser or any Holder in order to enforce any right or remedy under this Agreement or any of the Securities, the Company and each Purchaser hereby consent and will submit, and, in the case of the Company, will cause each of its Subsidiaries to submit, to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Company and each Purchaser hereby irrevocably waive any objection, including, but not limited to, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action, proceeding or litigation in such jurisdiction. The Company and each Purchaser further agree that they shall not, and, in the case of the Company, shall cause its Subsidiaries not to, bring any action, proceeding or litigation arising out of this Agreement, the Securities or any other Transaction Document in any state or federal court other than any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement.

               (c) The Company hereby designates CT Corporation at an address in New York City designated at the Closing Time as the designee, appointee and agent of the Company (the "Agent") to receive, for and on behalf of the Company, service of process in such jurisdiction in any action, proceeding or litigation with respect to this Agreement, the Securities or any of the other Transaction Documents (it being understood that, with prior written notice to the Required Holders, the Company may designate any other Person as its Agent for the purposes of this Section 10.08(c)). It is understood that a copy of such process served on such agent will be promptly forwarded by mail to the Company at its address set forth opposite its signature below, but the failure of the Company to have received such copy shall not affect in any way the service of such process. The Company further irrevocably consents to the service of process of any of the aforementioned courts in any such action, proceeding or litigation by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its said address, such service to become effective thirty (30) days after such mailing.

               (d) Nothing herein shall affect the right of the Company or any Holder of a share of Senior Preferred Stock to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party hereto in any other jurisdiction. If service of process is made on a designated agent it should be made by either (i) personal delivery or (ii) mailing a copy of summons and complaint to the agent via registered or certified mail, return receipt requested.

               (e) THE COMPANY AND EACH PURCHASER HEREBY WAIVE ANY AND ALL RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE SECURITIES.

               10.09. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable to the extent of such illegality, invalidity or unenforceability and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

               10.10. Entirety. This Agreement together with the other Transaction Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, relating to the Transaction Documents or the transactions contemplated herein or therein.

               10.11. Survival of Representations and Warranties. All representations and warranties and covenants and indemnities made by the Company herein shall survive the execution and delivery of this Agreement, the issuance and transfer of all or any portion of the Securities and the payment of Senior Preferred Stock and any other obligations hereunder, regardless of any investigation made at any time by or on behalf of the Purchasers or any other holder that is Affiliated with the Purchasers; provided that the representations and warranties made by the Company herein or pursuant to the certificates contemplated hereby shall terminate 180 days after the Closing Time (the "Survival Termination Date"); provided, further, that if the Company's audited financial statements are not completed by the 150th day after the Closing Time, the Survival Termination Date shall be tolled for one day for every day between the 150th day after the Closing Time and the day the Company's audited financial statements are completed. All statements contained in any certificate delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.

               10.12.  Incorporation.   All  Exhibits   and  Schedules  attached
hereto are incorporated as part of this Agreement as if fully set forth herein.

               10.13. Press Releases and Public Announcements. No party to this Agreement shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing Time without the prior written approval of each of the Purchasers and the Company; provided, however, that any party may make any public disclosure it believes in good faith is required by Applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing party will use its reasonable best efforts to advise the other parties prior to making the disclosure).

               10.14. Public Disclosures. The Company shall not, and shall not permit any of its Subsidiaries to, disclose the name or identity of any
Purchaser as an investor in the Company in any press release or other public announcement or in any document or material filed with any governmental entity, unless (i) such Purchaser consents to such disclosure or (ii) the Company believes such disclosure is required by applicable law or governmental regulations or by order of a court of competent jurisdiction or in any registration statement, in which case the Company or such Subsidiary shall give prior written notice to such Purchaser describing in reasonable detail the proposed content of such disclosure and shall permit such Purchaser to review and comment upon the form and substance of such disclosure.

               10.15. Heller. Notwithstanding anything to the contrary, nothing containedin this Agreement shall affect, limit or impair the rights and remedies of Heller Financial, Inc. in its capacity as (i) a lender to the Company or any Subsidiary pursuant to any agreement under which the Company or any Subsidiary has borrowed or may borrow money, and (ii) the beneficiary of any and all agreements entered into by the Company or any Subsidiary for the benefit of Heller Financial, Inc., as lender.

               IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                               OUTSOURCING SOLUTIONS INC.

                                                By: /s/ Gary L. Weller
                                                    ----------------------------
                                                     Name: Gary L. Weller
                                                     Title: EVP

                                               ARES LEVERAGED INVESTMENT FUND,
                                                 L.P.

                                                By:  Ares Management, L.P.,
                                                     its General Partner

                                                By: /s/ Jeffrey Serota
                                                    ----------------------------
                                                     Name: Jeffrey Serota
                                                     Title: Vice President


                                               ARES LEVERAGED INVESTMENT FUND
                                                 II, L.P.

                                                By:  Ares Management II, L.P.,
                                                     its General Partner

                                                By: /s/ Jeffrey Serota
                                                    ----------------------------
                                                     Name: Jeffrey Serota
                                                     Title: Vice President

                                                DB CAPITAL INVESTORS, L.P.

                                                By: DB Capital Parnters, L.P.
                                                       its General Partner

                                                By DB Capital Parners, Inc.

                                                By: /s/ Tyler Zachem
                                                    ----------------------------
                                                     Name: Tyler Zachem
                                                     Title: Managing Director

                                               FIRST UNION INVESTORS, INC.

                                                By: /s/ Frederick W. Eubank
                                                    ----------------------------
                                                     Name: Frederick W. Eubank,
                                                             II
                                                     Title: Senior Vice
                                                                President

                                               ABBOTT CAPITAL 1330 INVESTORS
                                                  II, L.P.

                                                By: Abbott Capital 1330  GenPar
                                                       II, L.L.C.,
                                                       its General Partner

                                                By: /s/ Thomas W. Hallagan
                                                    ----------------------------
                                                     Name:  Thomas W. Hallagan
                                                     Title:  Manager

                                               ABBOTT CAPITAL PRIVATE EQUITY
                                                  FUND III, L.P.

                                                By:  Abbott Capital Management,
                                                       L.L.C.,
                                                       its General Partner

                                                By: /s/ Raymond L. Held
                                                    ----------------------------
                                                      Name: Raymond L. Held
                                                      Title: Managind Director

                                                BNY PARTNERS FUND, L.L.C.

                                                By: BNY Private Investment
                                                      Management, Inc.,
                                                    its Member Manager

                                                By: /s/ Burton M. Siegal
                                                    ----------------------------
                                                    Name: Burton M. Siegal
                                                    Title: Senior Vice President

                                               HELLER FINANCIAL, INC.

                                                By: /s/ Timothy P. Davitt
                                                    ----------------------------
                                                     Name: Timothy P. Davitt
                                                     Title: Vice President

                                               MAGNETITE ASSET INVESTORS L.L.C.

                                                By:  BlackRock Financial
                                                       Management, Inc.,
                                                       as Managing Member

                                                By: /s/ Dennis M. Schaney
                                                    ----------------------------
                                                     Name: Dennis M. Schaney
                                                     Title: Managing Director